Exhibit 2.2

FINAL SUPPLEMENT. The securities referred to in this Final Supplement have been registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores).  Such securities may not be offered nor sold outside of the United Mexican States, unless permitted by the laws of the relevant foreign jurisdiction.

Translation into English from Spanish version

BASED ON THE CERTIFICADOS BURSÁTILES PROGRAM (THE “PROGRAM”) ESTABLISHED BY GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. DE C.V. (“OMA” OR THE “ISSUER”), FOR AN AMOUNT OF UP TO $3,000’000,000.00 (THREE BILLION PESOS 00/100 MEXICAN CURRENCY) OR ITS EQUIVALENT IN INVESTMENT UNITS (UNIDADES DE INVERSIÓN) (“UDIS”) ON A REVOLVING BASIS, A PUBLIC OFFERING WAS LAUNCHED FOR UP TO 13,000,000 (THIRTEEN MILLION) CERTIFICADOS BURSÁTILES PURSUANT TO THE TERMS AND CONDITIONS PROVIDED IN THIS SUPPLEMENT (THE “SUPPLEMENT”), FACE VALUE $100.00 (ONE HUNDRED PESOS 00/100 MEXICAN CURRENCY) EACH (THE “OFFERING”).

AMOUNT OF THE OFFERING

Up to $1,300,000,000.00 (one billion three hundred million pesos 00/100 Mexican Currency)

AMOUNT OF CERTIFICADOS BURSÁTILES

Up to 13,000,000 (thirteen million)

All capitalized terms used herein but not otherwise defined, shall have the meaning ascribed to such terms in the prospectus for the Program.

TERMS OF THE OFFERING

Issuer:	Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.
Currency:	Pesos
Type of Security:	Certificados Bursátiles (“Certificados Bursátiles” or “CBs”)
Number of Issuance under the Program:	First
Code:	OMA 11
Total Authorized Amount under the Program:	Up to $3,000,000,000.00 (three billion pesos 00/100 Mexican currency) or its equivalent in UDIs, on a revolving basis
Effectiveness of the Program:	4 (four) years, equal to 48 (forty eight) months as of the Authorization Notice date.
Total Issue Amount:	Up to $1,300,000,000.00 (one billion three hundred million pesos 00/100 Mexican currency)
Amount of Certificados Bursátiles:	Up to 13,000,000 (thirteen million)
Certificados Bursátiles face value:	$100.00 (one hundred pesos 00/100 Mexican currency) per CB
Offering Effective Period:	1,820 (one thousand eight hundred twenty) days, equal to 65 (sixty five) periods of 28 (twenty eight) days
Date of Publication of Public Offering Announcement:	July 12, 2011
Book-building Date:	July 13, 2011
Issue Date:	July 15, 2011
Date of Publication of Underwriting Announcement for informational purposes:	July 15, 2011
Issue Price:	$100.00 (one hundred pesos 00/100 Mexican currency) per CB
Type of Settlement:	Traditional book-building
Registration Date with the BMV:	July 15, 2011
Settlement Date:	July 15, 2011
Maturity Date:	July 8, 2016
Guarantee:	None
Net Proceeds to be obtained by the Issuer:	$1,292,367,398.37 (one thousand two hundred ninety two million three hundred sixty seven thousand three hundred ninety eight pesos 37/100 Mexican currency)

Use of Proceeds: The net proceeds obtained by the Issuer from the Offering of the Certificados Bursátiles, which are equal to $1,292,367,398.37 (one billion two hundred ninety two million three hundred sixty seven thousand three hundred ninety eight pesos 37/100 Mexican currency), will be used by the Issuer to prepay debt of the Issuer, as well as to finance investments of the Master Development Program.
The loans to be prepaid shall be (i) a loan with Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, which outstanding amount, as of March 30, 2011, was $556,000,000.00 (five hundred fifty six million pesos 00/100 Mexican currency) at an interest rate equal to TIIE plus 450 (four hundred fifty) basis points, maturing in 2017 and used to finance capital expenditures; (ii) a loan with HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, which outstanding amount, as of March 30, 2011, was $5,000,000.00 (five million pesos 00/100 Mexican currency) at an interest rate equal to TIIE plus 350 (three hundred fifty) basis points, maturing in 2012 and used to finance working capital; (iii) a loan with HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, which outstanding amount, as of March 30, 2011, was $200,000,000.00 (two hundred million pesos 00/100 Mexican currency) at an interest rate equal to TIIE plus 350 (three hundred fifty) basis points, maturing in 2018 and used to finance capital expenditures; and (iv) a loan with HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, which outstanding amount, as of March 30, 2011, was $200,000,000.00 (two hundred million pesos 00/100 Mexican currency) at an interest rate equal to TIIE plus 300 (three hundred) basis points, maturing in 2018 and used to finance capital expenditures.

Translation into English from Spanish version

Any remaining amounts from the First Issuance after payment of the loans referred to above, approximately $339,000,000.00 (three hundred thirty nine million pesos 00/100 Mexican currency) will be used to finance a portion of the Issuer’s yearly capital expenditures. These capital expenditures include the committed investments in the Master Development Program of each airport and the strategic investments for the commercial and real estate expansion.
Rated by Standard & Poor’s, S.A. de C.V.: “mxAA+”, which means that there is a strong repayment capacity of principal and interest amounts and is slightly below the highest rating category.
Rated by Fitch México, S.A. de C.V.: “AA+ (mex)” (Double A plus), which implies a solid credit quality for the timely payment of its financial commitments with respect to other companies of Mexico.  Its credit risk is slightly below the highest rated domestic companies.
The aforementioned ratings do not constitute an investment recommendation and may be updated at any moment in time, pursuant to the methodology of the relevant rating agency.
Additional Certificados Bursátiles: The Issuer may issue and publicly offer Certificados Bursátiles in addition to those being offered through this Supplement and the Certificate that documents this issuance pursuant to the provisions in section “Terms of the Offering”.
Interest and calculation procedures: From the Issue Date and until the Certificados Bursátiles are paid in full, the Certificados Bursátiles shall accrue annual gross interest on its face value at the Annual Gross Interest Rate, that the Common Representative shall calculate on each relevant date (the “Date of Determination of the Annual Gross Interest Rate”), 2 (two) Business Days prior to each interest period of 28 (twenty eight) days or the actual number of calendar days elapsed up to the relevant Interest Payment Date (the “Interest Periods”) and that shall be applicable for the Interest Period that commences. For the first Interest Period, the Certificados Bursátiles shall accrue annual gross interest on its face value at the Annual Gross Interest Rate Applicable to the First Period and the Interest Period shall contemplate the actual number of calendar days elapsed from the Issue Date to the first Interest Payment Date. The annual gross interest rate (the “Annual Gross Interest Rate”) shall be calculated by adding 0.70 (zero point seventy) percentage points to the 28-day Interbank Equilibrium Interest Rate (or its successor rate) (“TIIE” or the “Reference Interest Rate”), published by Banco de México, through massive means determined by it, or by any other electronic, computer or telecommunication means, including Internet, authorized to that effect by Banco de México, on the Date of Determination of the Annual Gross Interest Rate or, if the latter may not be obtained, 22 (twenty two) Business Days before, in which case the applicable rate shall be the rate published on the closest Business Day to such date.  Once the 0.70 (zero point seventy) percentage points are added to TIEE or the Reference Interest Rate, shall be capitalized or, as the case may be, make equal to the actual number of days elapsed up to the relevant Interest Payment Date. In the event that TIIE ceases to exist or is no longer published, the Common Representative shall use as successor interest rate to determine the Annual Gross Interest Rate of the Certificados Bursátiles (that, for all purposes, shall be deemed as the Annual Gross Interest Rate) the rate published by Banco de México as successor interest rate of TIIE applicable to the closest period to the relevant period. In order to determine the Reference Interest Rate capitalized or, as the case may be, equal to the actual number of days elapsed up to the relevant Interest Payment Date, the Common Representative shall use the formula provided in the Certificate representing the Certificados Bursátiles and that is hereby deemed included.
Interest Rate applicable to the first Interest Period: 5.51% (five point fifty one per cent).
Default Interest: In case of a default in the payment of interest and/or principal of the Certificados Bursátiles, default interest will accrue on the unpaid principal amount of Certificados Bursátiles at the Annual Gross Interest Rate applicable at the moment of the default, plus 2 (two) percentage points.  Default interest shall be paid upon demand at the offices of the Common Representative (whose domicile is provided in section “Place and Form of Payment of Principal and Interest” of this Supplement) from the date the default occurs and until the principal amount has been paid in full.  Default interest shall accrue from the Business Day immediately following the acceleration date of such Certificados and until the unpaid amount is paid in full, on the basis of a 360 (three hundred sixty)-day year and for the days actually in default.
Payment Date and Prepayment of Principal: The principal amount of Certificados Bursátiles shall be paid through a single payment on the Maturity Date, that being, July 8, 2016, upon delivery of the Certificate or the certification issued by S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”).
Interest Payment Date: Interest on the Certificados Bursátiles shall be paid every 28 (twenty eight) days in accordance with the payment calendar included in this Supplement and the Certificate documenting this Offering. If the day when a payment is due is not a Business Day, payment shall be made on the following Business Day.  The first payment of interest shall be made precisely on August 12, 2011.
Place and Form of Payment of Principal and Interest: Principal and interest accrued on the Certificados Bursátiles shall be paid at maturity and on each payment date, respectively, by means of a wire transfer at the domicile of Indeval, located at Paseo de la Reforma No. 255, tercer piso, Delegación Cuauhtémoc, C.P. 06500, México, D.F., upon delivery of the Certificate or the certification issued by Indeval.  Payment of default interest shall be made at the offices of the Common Representative located at Paseo de la Reforma No. 284, Col. Juárez, México D.F. C.P. 06600.
Optional Prepayment:  The Issuer shall be entitled to prepay in whole, but not in part, the Certificados Bursátiles at face value, commencing on (and including) the date that is the second anniversary of the issue date of the Certificados Bursátiles and on each interest payment date thereafter, provided that, the Issuer (i) notifies the Holders through the Common Representative, its intention to prepay the Certificados Bursátiles at least fifteen (15) calendar days prior to the date selected as the prepayment date (the “Prepayment Date”) and (ii) on the Prepayment Date, pays the Holders the outstanding principal amount of the Certificados Bursátiles, any accrued and unpaid interest on the Certificados Bursátiles and, if applicable, the Prepayment Premium (as defined below). Such notice shall be made by publication through SEDI (or through any other means determined by the BMV).  The Common Representative shall give the same notice in writing to Indeval.
The Common Representative, two (2) Business Days prior to the Prepayment Date (such date, the “Calculation Date”), shall calculate the Prepayment Premium taking the arithmetic average of the quotes of the Certificados Bursátiles (not including accrued interest (or “clean” price)) published during the thirty (30) Business Days prior to the Calculation Date by two companies authorized by the CNBV to valuate and publish indications of prices of financial instruments selected by the Common Representative (the “Arithmetic Average”).  In the event that the Arithmetic Average is higher than the face value of the Certificados Bursátiles, the “Prepayment Premium” for each Certificados Bursátil payable on the Prepayment Date shall be the difference between the Arithmetic Average and the face value of each Certificados Bursátil. In the event that the Arithmetic Average is less than the face value of the Certificados Bursátiles, the Issuer shall not be obligated to pay any Prepayment Premium.  The Common Representative shall notify in writing (i) to Indeval, no later than on the Calculation Date, and (ii) to the Issuer, the CNBV and the BMV (through any means determined by the latter), no later than on the Business Day following the Calculation Date, the results of the calculations made.

Translation into English from Spanish version

The Holders agree that the Common Representative shall have no liability deriving from the calculation of the Prepayment Premium, and therefore shall have no right to file any claim against it.
Acceleration: The Events of Default of the Certificados Bursátiles are described in detail in the section “Issuer’s Obligations” in this Supplement.
Depositary: Indeval.
Potential Purchasers: Individuals and entities when, as the case may be, their investment regime expressly allows them to. The potential purchasers shall carefully consider all the information contained in the Prospectus related to the Program and this Supplement.
Taxation: This section contains a brief description of certain taxes applicable in Mexico to the acquisition, ownership and disposition of debt instruments such as certificados bursátiles by investors resident and not resident in Mexico for tax purposes, but does not intend to be a complete description of all the tax considerations that would be relevant in deciding whether to acquire or dispose of certificados bursátiles. Current tax rules may be changed throughout the effectiveness of the Program.  We recommend invertors to consult their tax advisors independently with respect to the relevant legal provisions applicable to the acquisition, ownership and disposition of debt instruments such as certificados bursátiles prior to investing in them.  The applicable withholding rate with respect to interest paid is subject to (i) for individuals and entities resident in Mexico for tax purposes, the provisions of articles 58, 160 and other applicable provisions of the Income Tax Law in effect, and (ii) for individuals and entities residing abroad for tax purposes, the provisions of article 195 and other applicable provisions of the Income Tax Law in effect, and depends on the actual beneficiary of interest.
Affirmative and Negative Covenants of the Issuer:  The Issuer must comply with certain covenants.  For more details see section “Issuer’s Covenants” in this Supplement.
Common Representative: Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero.

Underwriters

J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero	HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC	Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex

The Certificados Bursátiles subject matter of this public offering are part of a Program authorized by the CNBV and are registered under number 3056-4.15-2011-001-01 with the RNV and are capable of being listed in the relevant list of the BMV.

Registration with the RNV does not imply a certification as to the quality of the securities, the Issuer’s solvency or the accuracy or truthfulness of the information contained in the Prospectus and/or this Supplement, nor validates any actions carried out in contravention with applicable laws.

The Prospectus relating to the Program and this Supplement may be consulted on the BMV’s web page (www.bmv.com.mx), on the CNBV’s web page (www.cnbv.gob.mx) or on Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.’s web page (www.oma.aero) provided that the latter is not part of the Prospectus nor this Supplement.  The Prospectus relating to the Program and this Supplement are also available with the joint underwriters.

México, D.F., July 13, 2011	Authorized by the CNBV for publication 153/31098/2011, on July 12, 2011.

Translation into English from Spanish version

I DEFINITIONS	7

I THE OFFERING	12

1 Terms of the Offering	12
1.1 Authorization by the CNBV	12
1.2 Issuer	12
1.3 Type of Security	12
1.4 Number of Issuance under the Program.	12
1.5 Code.	12
1.6 Total Authorized Amount under the Program.	12
1.7 Effectiveness of the Program.	12
1.8 Total Issue Amount.	12
1.9 Amount of Certificados Bursátiles.	12
1.10 Certificados Bursátiles face value.	12
1.11 Offering Effective Period.	12
1.12 Date of Publication of Public Offering Announcement.	13
1.13 Book-building Date.	13
1.14 Issue Date.	13
1.15 Date of Publication of Underwriting Announcement for informational purposes.	13
1.16 Issue Price.	13
1.17 Registration Date with the BMV.	13
1.18 Settlement Date.	13
1.19 Maturity Date.	13
1.20 Guarantee.	13
1.21 Net Proceeds to be obtained by the Issuer.	13
1.22 Ratings.	13
1.23 Source of Funds.	14
1.24 Increase in the number of Certificados Bursátiles.	14
1.25 Interest and calculation procedures.	15
1.26 Optional Prepayment	16
1.27 Interest Rate applicable to the first Interest Period	17
1.28 Default Interest.	17
1.29 Payment Date and Prepayment of Principal.	17
1.30 Interest Payment Dates.	17
1.31 Place and Form of Payment of Principal and Interest.	18
1.32 Depositary.	18
1.33 Potential Purchasers.	18
1.34 Taxation.	18
1.35 Common Representative.	18
1.36 Underwriters.	19
1.37 Issuer’s Covenants.	19
1.38 Recent developments.	24
2 Use of Proceeds	25
3 Distribution Plan	26
subunderwriting agreeements.	26
4 Expenses Related to the Offering	28
5 Capital structure prior to and after the Offering	29
6 Common Representative	30
7 Holder’s Meetings	32
8 Name of Parties with Relevant Participation in the Offer.	34
None of experts or advisors of the Issuer which participated in the preparation of this Suplement is holder of a significant portion of the shares of the issuer or its subsidiaries nor has a direct or indirect economic interest which depends on the success of the offering.	34

II RESPONSIBLE PARTIES	35

III EXHIBITS	39

Exhibit 1. Certificate evidencing this Issuance	39
Exhibit 2. Ratings	40

Translation into English from Spanish version

This Supplement and its exhibits are integral part of the Prospectus relating to the Program authorized by the Mexican Banking and Securities Commission, and therefore must be consulted jointly with such Prospectus.

The exhibits to this Supplement form integral part of said Supplement.

All terms used herein but not otherwise defined, shall have the meaning ascribed to such terms in the prospectus for the Program and the Certificate documenting the Offering.

No underwriter, authorized to execute transactions with the public or any other person, has been authorized to provide information or make any representation not included in this Supplement. Therefore, any information or representation not included in the Prospectus shall be deemed as not authorized by Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., nor by Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex, nor by J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero, nor by HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC.

Translation into English from Spanish version

I. DEFINITIONS

“Total Consolidated Assets” means, on any date, the total consolidated assets of the Issuer and its Subsidiaries determined on such date based on the most recent consolidated balance of the Issuer which is available.

“Material Assets” means assets which market value exceeds 5% (five percent) of the value of the Total Consolidated Assets, based on the most recent consolidated balance of the Issuer which is available.

“Affiliate” means, with respect to a particular person, any person which, directly or indirectly, Controls, is Controlled by, or is under the common Control of, such particular person.

“Governmental Authorization” means the Concessions or any other authorization, approval, right, franchise, license, permit, certification, exemption, presentation, report or registry by or before any governmental authorization necessary for carrying out of activities, the development of the corporate purpose, and the operation and conduction of business of the Issuer and its Subsidiaries.

“BMV” means Bolsa Mexicana de Valores, S.A.B. de C.V. (Mexican Stock Exchange)

“Change of Control” means (i) Empresas ICA, S.A.B. de C.V. (“ICA”) and Aeroports de Paris, S.A. (“ADP”), individually or jointly, directly or indirectly, cease to have the right, for whichever reason other than the conversion of the entirety of “BB” shares into “B” shares of the Issuer, to determine the way to vote the series “BB” shares issued by the Issuer representing at least 7.65% of the Capital Stock of the Issuer, or (ii) that ICA for any reason different to a conversion of the totality of the “BB” shares in “B” shares of the Issuer, directly or indirectly, ceases to be entitled to voting and special rights conferred in the Issuer’s bylaws in effect on the date hereof to series “BB” shares, or (iii) that, in the event that the totality of the series “BB” shares were converted in the Issuer’s series “B” shares, that ICA and ADP cease to be entitled, individually or in the aggregate, directly or indirectly, to the right to determine the way to vote the series “B” shares issued by the Issuer representing at least 50% plus one share of Capital Stock of the Issuer.

“Capital Stock” means shares, equity interest or similar instruments (regardless of its denomination) representing the capital stock of a company, as well as any participation in a person (other than a company) and any and all its warrants, rights or options with respect to the above.

“Event of Default” has the meaning given to such term in the section “Events of Default” herein.

“Certificados Bursatiles” means the 15’000,000 (fifteen million) bearer certificados bursatiles represented by the Certificate which documents this Issuance.

“CNBV” means the Mexican Banking and Securities Commission.

“Concessions” means the concessions that the Mexican Ministry of Communications and Transport granted the Subsidiaries of the Issuer on June 29, 1998 and its amendment dated September 12, 2000 to administer, operate and exploit the Acapulco Airport, the Ciudad Juarez Airport, the Culiacan Airport, the Chihuahua Airport, the Durango Airport, the Mazatlan Airport, the Monterrey Airport, the Reynosa Airport, the San Luis Potosi Airport, the Tampico Airport, the Torreon Airport, the Zacatecas Airport and the Zihuatanejo Airport, during a period of 50 years as of November 1, 1998.

“Technical Assistance Agreement” means the technical assistance and technology transfer agreement executed on June 14, 2000, among Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., Servicios Aeroportuarios del Centro Norte, S.A. de C.V., Aeropuerto de Acapulco, S.A. de C.V., Aeropuerto de Ciudad Juarez, S.A. de C.V., Aeropuerto de Culiacan, S.A. de C.V., Aeropuerto de Chihuahua, S.A. de C.V., Aeropuerto de Durango, S.A. de C.V., Aeropuerto de Mazatlan, S.A. de C.V., Aeropuerto de Monterrey, S.A. de C.V., Aeropuerto de Reynosa, S.A. de C.V., Aeropuerto de San Luis Potosi, S.A. de C.V., Aeropuerto de Tampico, S.A. de C.V., Aeropuerto de Torreón, S.A. de C.V., Aeropuerto de Zacatecas, S.A. de C.V. and Aeropuerto de Zihuatanejo, S.A. de C.V., on the one hand, and on the other Servicios de Tecnología Aeroportuaria, S.A. de C.V., Aeroinvest, S.A. de C.V. and Aéroports de Paris Management, and its amendment dated November 27, 2006.

Translation into English from Spanish version

“UPS Capital Business Credit Loan Agreements” means the fixed asset loan agreements secured by a pledge executed on December 4, 2010 among on the one hand Aeropuerto de Monterrey, S.A. de C.V., Aeropuerto de Ciudad Juárez, S.A. de C.V., Aeropuerto de Mazatlán, S.A. de C.V., Aeropuerto de Culiacán, S.A. de C.V., Aeropuerto de Chihuahua, S.A. de C.V., Aeropuerto de Zihuatanejo, S.A. de C.V. and Aeropuerto de Acapulco, S.A. de C.V., as Borrowers, on the other hand Aeropuerto de Monterrey, S.A. de C.V., and Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. as joint obligors and guarantors, and finally by UPS Capital Business Credit as Lender.

“Services Agreement” means the services agreement executed on June 14, 200 among, on the one hand, Servicios Aeroportuarios del Centro Norte, S.A. de C.V., and on the other hand, Aeropuerto de Acapulco, S.A. de C.V., Aeropuerto de Ciudad Juárez, S.A. de C.V., Aeropuerto de Culiacán, S.A. de C.V., Aeropuerto de Chihuahua, S.A. de C.V., Aeropuerto de Durango, S.A. de C.V., Aeropuerto de Mazatlán, S.A. de C.V., Aeropuerto de Monterrey, S.A. de C.V., Aeropuerto de Reynosa, S.A. de C.V., Aeropuerto de San Luis Potosí, S.A. de C.V., Aeropuerto de Tampico, S.A. de C.V., Aeropuerto de Torreón, S.A. de C.V., Aeropuerto de Zacatecas, S.A. de C.V. and Aeropuerto de Zihuatanejo, S.A. de C.V.

“Multi-annual Services Agreement” means the services for the maintenance of the airport runways executed between the Issuer and Empresas ICA, S.A.B. de C.V., dated September 10, 2007.

“Control” means the capacity to direct or cause the direction of the administration and policies of a person, directly or indirectly, whether through the holding of securities or instruments with voting rights, through an agreement or in any other way.

“Amendment to the UPS Capital Business Credit Loan Agreement Zihuatanejo” means the amendment agreement to the fixed asset loan Agreement secured by a pledge executed on December 14, 2010, among on the one hand Aeropuerto de Zihuatanejo, S.A. de C.V. as Borrower, Aeropuerto de Monterrey, S.A. de C.V., and Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. as joint obligors and guarantors and UPS Capital Business Credit as Lender.

“Debt” means, with respect to any person, without duplicating, (i) all the obligations of such person derived from money taken as a loan, (ii) all the obligations of such person documented in bonds, certificados bursatiles, debentures, promissory notes or similar instruments, (iii) all the obligations of such person for the differed payment of goods or services (other than the account payable in the ordinary course of business), (iv) all third-party Debt secured by a Lien constituted over assets owned by such person, regardless of whether such person has assumed such Debt  (for the effects of this section, the Debt amount in this case shall be equal to the lesser of (x) the unpaid balance of such secured Debt and (y) the fair market value of the assets subject to the Lien as determined by such person in good faith), (v) the guaranties granted by such person with respect to third-party Debt (for the effects of this section, the Debt amount in this case shall be equal to the lesser of (x) the unpaid balance of such secured Debt and (y) the maximum amount of such guarantees, if there is one), (vi) the Obligations from Capital Leases of such person, (vii) the obligations of such person in transactions in which it agrees to sell an asset, tangible or real estate, and lease such asset or other asset which it intends to use for the same purpose as those of the originally sold asset, (viii) the net obligations, direct or contingent, of such Person which derive from any Obligations from Derivative Transactions, and (ix) the obligations, contingent or otherwise, of such person to reimburse to any person amounts paid pursuant to letters of credit, credit guaranties and bank acceptances.

 “Material Debt” means Debt (other than the obligations under the Certificados Bursatiles) of the Issuer or any of its Subsidiaries which principal amount is greater than US$10’000,000.00 (or its equivalent in any other currency).

“Business Day” means any day that is not a Saturday or Sunday or official holiday, in which banking institutions must be open to carry out transactions with the public, pursuant to calendar periodically published by the CNBV.
“General Rules” means the general provisions applicable to securities issuers and other securities market participants, issued by the CNBV and published in the Official Gazette of the Federation on March 19, 2003, as these have been or may be amended.

Translation into English from Spanish version

“Issuance” means the issuance of Certificados Bursatiles represented by the Certificate, and which was assigned the code “OMA 11”

“Issuer” means Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., a company which corporate purpose is: to acquire, as founder or through acquisitions, shares of or interests or participations in privately- or state-owned companies engaged in the management, operation (including the provision of aeronautical, complementary, commercial and construction services) and/or development of civilian airports pursuant to the Airport Law and its Regulations; to participate in the capital stock of companies engaged in the provision of all types of services; to vote, as a group and in the same manner, as prescribed by these bylaws or as directed by the Board of Directors, the shareholders’ meeting or any other person authorized by these bylaws to issue such a directive, any shares of stock of any other company owned thereby; and to sell, transfer or dispose of any such shares, participations or other securities in accordance with the applicable law; to receive from any other Mexican or foreign entity, company or individual, and to provide to any company in which it may hold any interest or participation or to any other entity, company or individual, any services required to achieve its or their purposes, including, without limitation, any industrial, administrative, accounting, marketing or financial consulting services associated with the management, operation, construction and/or development of airports; to apply for and obtain, by any means, directly or through its subsidiaries, concessions and permits to manage, operate, build and/or develop airports, provide airport development services or conduct other related activities, including, without limitation, storage and other activities to supplement or improve its service offerings, and grant guaranties in respect of such concessions and permits.  Subject to the applicable law and the terms of the relevant concessions, the Company may also receive, directly or through its subsidiaries, the proceeds from the use of any civilian airport infrastructure, the execution of any agreement, the provision of any service or the conduction of any business activity.  The Company may also provide merchandise handling, storage and custody services at bonded facilities in the manner prescribed by the applicable law and subject to any necessary concessions or authorizations.  The Company may also provide, coordinate, direct, supervise and/or render merchandise loading, unloading and handling services as provided by the applicable law; to obtain, acquire, use, transfer and grant or secure licenses in respect of all types of patents, invention certificates, registered trademarks, trade names, copyrights or any rights associated therewith, whether in the United Mexican States or abroad; to obtain all types of secured and unsecured loans or credit facilities, and to grant loans to any association, company, entity or individual in which it holds more than 50% (fifty percent) of the capital stock with voting rights or which is otherwise under its control; to provide all types of collateral and guaranties in respect of any credit instrument issued or obligation assumed thereby or by any entity in which it holds more than 50% (fifty percent) of the shares of stock with voting rights or which is otherwise under its control; to issue, subscribe, accept and endorse all types of credit instruments, including secured and unsecured debentures; to issue unsubscribed shares of any series of stock, which will be maintained as treasury shares for their delivery upon subscription, and to enter into option agreements with third parties providing for the right to subscribe and pay for any such shares.  The Company may also issue unsubscribed shares pursuant to Article 53 and other related provisions of the Securities Market Law; to maintain, hold, sell, transfer, dispose of or lease all types of assets, personal and real property and rights thereto as may be necessary or convenient to achieve its corporate purpose or the purpose of any association or company in which it holds an interest or participation; and generally, to carry out and execute any related, incidental or ancillary activities, agreements and transactions that may be necessary or convenient to achieve the abovementioned purposes.

“Responsible Officer” means the Chief Executive Officer, Chief Operating Officer or the Chief Financial Officer of the Issuer or any officer with similar hierarchy and, in any case, has the general power of attorney for administration acts on behalf of the Issuer.

“Lien” means, with respect to any asset, any lien, mortgage, pledge, usufruct, deposit, encumbrance, preference or any other real guaranty of any type or nature, including any conditioned purchase or with domain limitations.

“Permitted Liens” means

(i) Liens derived from any tax or labor obligation or created by operation of law, provided they have been challenged in good faith and with respect to which reserves have been created or any other provision necessary pursuant to the NIF in Mexico or the NIIF, as applicable;

Translation into English from Spanish version

(ii) deposits to guarantee the compliance of public bids, commercial agreements, leases, bonds and other similar obligations, in each case, which are executed throughout the ordinary course of the business;

(iii) Liens created as a consequence statutory easements over the assets of the Issuer or its Subsidiaries;

(iv) Liens created prior to the issuance date of the Certificados Bursatiles;

(v) Liens over assets which exist prior to the acquisition by Issuer or any of its Subsidiaries or over assets of a person which becomes a Subsidiary of the Issuer which exist prior to this, provided that (a) such Liens have not been created exclusively due to such acquisition or due to such person becoming a Subsidiary of the Issuer, (b) such Liens are not extended to other assets of the Issuer or any of its Subsidiaries, and (c) such Liens guarantee only the obligations which are guaranteed at the time of its acquisition or at the time such person becomes a Subsidiary of the Issuer, as applicable, as well as extensions, renewals or substitutions of such obligations that do not imply a raise in the principal amount of such; and

(vi) Liens other than the aforementioned, provided however that the outstanding principal of Debt and other obligations guaranteed with Permitted Liens pursuant to this section (iv) do not exceed, at any time, 5% (five percent) of the Total Consolidated Assets.

“Indeval” means S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V.

“Environmental Laws” means all the laws, regulations, norms, codes, official communications, decrees, permits, licenses and opinions issued by Governmental Authorities pursuant to applicable laws, effective on this date, related to: (i) pollution (including historic pollution), remedies or Environmental protection, (ii) the adequate use of natural resources, such as water, including without limitation, the Mexican Law of National Waters (Ley de Aguas Nacionales) and its regulations, the Mexican Duties Law (Ley Federal de Derechos) and the corresponding Mexican Official Standards (Normas Oficiales Mexicanas), or (iii) the storage, generation, treatment, disposal or use of Hazardous Substances, including without limitation, the Mexican Law for Ecological Equilibrium and Environment Protection (Ley General de Equilibrio Ecologico y Proteccion al Ambiente) and its technical norms, the Mexican Law for the Prevention and Integral Management of Residues (Ley General para la Prevención y Gestión Integral de los Residuos) and other regulations regarding hazardous wastes, as well as other laws, regulations and Mexican federal, state or local laws referring to environmental matters which contain obligations.

“Majority of the Certificados Bursatiles” has the meaning given to such term in section “Common Representative” below.

“Environment” means the air, superficial waters, subterranean waters, all the earth, all the living organisms, the sediments, the ground and layers of underground and the natural resources and the environment or living environment, as defined in the Environmental Laws.

“Mexico” means the United Mexican States.

“NIF en Mexico” means the norms of financial information applicable in Mexico.

“NIIF” means the International Financial Reporting Standards published by the International Accounting Standards Board.

“Obligations from Capital Leases” means, with respect to any person, the obligations of such person to pay rent or other amounts pursuant to any lease (or any other agreement which grants the right of use) of tangible property or real estate, or a combination of the latter, which obligations must be classified and accounted for as Obligations for Capital Leases in the balance of such person pursuant to the NIF in Mexico or the NIIF and that the amount for such obligations shall be, at any time, the capitalized amount of such at the time of determination pursuant to the NIF in Mexico or the NIIF.

“Obligations from Derivative Transactions” means, with respect to any person, the obligations of such person with respect to any interest rate and exchange rate swaps, futures, price protection agreement or any other coverage agreement, exchange, option, limit or similar, with respect to prices, interest rates, indexes or currencies, or a combination of the above.

Translation into English from Spanish version

“Interest Period” has the meaning mentioned in the section “Interest Payment Dates” herein.

“Common Representative” means Monex, Casa de Bolsa, S.A. de C.V., Grupo Financiero Monex, the party acting as common representative to the Holders.

“Subsidiary” means, with respect to any person, any entity or company, of any nature, with respect to which such person, directly or indirectly, (i) is owner of fifty percent (50%) or more of its capital stock or its shares or equity interest or fifty percent (50%) or more of the voting rights, or (ii) Controls the administration through any means.

“Hazardous Substances” means any substance or material listed, defined or in any other way referred to as hazardous; or any pollutant or residue regulated under Environmental Laws.

“Holders” means the holders of the outstanding Certificados Bursatiles.

Translation into English from Spanish version

II. THE OFFERING

1	Terms of the Offering

1.1	Authorization by the CNBV

By means of official communication number 3056-4.15-2011-001 dated July 12, 2011, the CNBV authorized the establishment of the Program and my means of official communication number 153/31098/2011 dated July 12, 2011, the CNBV authorized the Offering referred to in this Supplement.

The Certificados Bursátiles referred to in this Supplement were registered under number 3056-4.15-2011-001-01 with the RNV.

1.2	Issuer

Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.

1.3	Type of Security

Certificados Bursátiles.

1.4	Number of Issuance under the Program.

First.

1.5	Code.

OMA 11.

1.6	Total Authorized Amount under the Program.

$3,000,000,000.00 (three billion pesos 00/100 Mexican currency) or its equivalent in UDIs, on a revolving basis.  Pursuant to the Program, several issuances of Certificados Bursátiles may be carried out as determined by the Issuer, provided that the aggregate principal amount of Certificados Bursátiles outstanding does not exceed the Total Authorized Amount under the Program.

1.7	Effectiveness of the Program.

4 (four) years, equal to 48 (forty eight) months as of the Authorization Notice date.

1.8	Total Issue Amount.

$1,300,000,000.00 (one thousand three hundred million pesos 00/100 Mexican currency).

1.9	Amount of Certificados Bursátiles.

Up to 13,000,000 (thirteen million)

1.10	Certificados Bursátiles face value.

$100.00 (one hundred pesos 00/100 Mexican currency) per CB

1.11	Offering Effective Period.

1,820 (one thousand eight hundred twenty) days, equal to 65 (sixty five) periods of 28 (twenty eight) days

Translation into English from Spanish version

1.12	Date of Publication of Public Offering Announcement.

July 12, 2011.

1.13	Book-building Date.

July 13, 2011.

1.14	Issue Date.

July 15, 2011.

1.15	Date of Publication of Underwriting Announcement for informational purposes.

July 15, 2011.

1.16	Issue Price.

$100.00 (one hundred pesos 00/100 Mexican currency) per CB.

1.17	Registration Date with the BMV.

July 15, 2011.

1.18	Settlement Date.

July 15, 2011.

1.19	Maturity Date.

July 8, 2016.

1.20	Guarantee.

No guarantee.

1.21	Net Proceeds to be obtained by the Issuer.

$1,292,367,398.37 (one thousand two hundred ninety two million three hundred sixty seven thousand three hundred ninety eight pesos 37/100 Mexican currency).

1.22	Ratings.

Rating by Standard & Poor’s, S.A. de C.V.: “mxAA+”, which means that there is a strong repayment capacity of principal and interest amounts and is slightly below the highest rating category.

Rating by Fitch México, S.A. de C.V.: “AA+ (mex)” (Double A plus), which implies a solid credit quality for the timely payment of its financial commitments with respect to other companies of Mexico. Its credit risk is slightly below the highest rated domestic companies.

The aforementioned ratings do not constitute an investment recommendation and may be updated at any moment in time, pursuant to the methodology of the relevant rating agency.

1.23	Source of Funds.

Translation into English from Spanish version

The Issuer obtains funds from its participation or dividends paid by its subsidiaries, including the thirteen airports that it operates and administers, as well as the company that owns the Hotel NH at Terminal 2 of the Mexico City International Airport.  Additionally, it obtains funds from corporate services rendered to each of the airports. The foregoing provides the Issuer with capacity to comply with its payment obligations under the certificates.

1.24	Increase in the number of Certificados Bursátiles.

The Issuer will be entitled to issue and publicly offer Certificados Bursátiles in addition (the “Additional Certificados Bursátiles”) to those being offered through this Supplement (the “Original Certificados Bursátiles”).  The Additional Certificados Bursátiles (i) shall be considered as part of the Offering of the Original Certificados Bursátiles (and therefore shall have the same code as the Original Certificados Bursátiles), and (ii) shall have the same terms and conditions as the Original Certificados Bursátiles (including, without limitation, its maturity date, interest rate and face value of each Original Certificados Bursátil).  The Additional Certificados Bursátiles shall accrue interest from the beginning of the interest period in effect for the Original Certificados Bursátiles.

By virtue of the acquisition of Original Certificados Bursátiles, it is deemed that the Holders have consented to the offering of Additional Certificados Bursátiles, and therefore the issuance and public offering of the Additional Certificados Bursátiles, shall not require the authorization from Holders of Original Certificados Bursátiles.  The offering of Additional Certificados Bursátiles shall be subject to the following:

(i)
The Issuer may issue and publicly offer Additional Certificados Bursátiles, provided that (a) the ratings of the Additional Certificados Bursátiles are not below the ratings given to the Original Certificados Bursátiles and that the latter do not decrease (whether as the result of increasing the number of Certificados Bursátiles outstanding or for any other reason), and (b) the Issuer is in compliance with its obligations under the Original Certificados Bursátiles.

(ii)
The maximum amount of Additional Certificados Bursátiles that the Issuer may issue and publicly offer, added to the amount of the outstanding Issuances under the Program (including the issuance of the Original Certificados Bursátiles), may not exceed the Total Authorized Amount under the Program.

(iii)
On the issue date, the Additional Certificados Bursátiles, the Issuer shall exchange the certificate representing the Original Certificados Bursátiles (deposited with Indeval) for a new certificate representing the Original Certificados Bursátiles plus the Additional Certificados Bursátiles, and deposit such certificate with Indeval. Such certificate shall include the amendments necessary to reflect the issuance of the Additional Certificados Bursátiles, including, (a) the issue amount (represented by the issue amount of the Original Certificados Bursátiles plus the issue amount of the Additional Certificados Bursátiles), (b) the total amount of Certificados Bursátiles represented by the certificate (that shall be equal to the amount of Original Certificados Bursátiles plus the amount of Additional Certificados Bursátiles), (c) the issue date of the Original Certificados Bursátiles and the issue date of the Additional Certificados Bursátiles, (d) the effectiveness period of the Original Certificados Bursátiles and the Additional Certificados Bursátiles, the effectiveness period of the Additional Certificados Bursátiles shall be the period between the issue date of the Additional Certificados Bursátiles and the Maturity Date of the Original Certificados Bursátiles, because the maturity date of such certificate shall be the same Maturity Date for the Original Certificados Bursátiles.

(iv)
The issue date for the Additional Certificados Bursátiles may or may not be the same date of the beginning of the Interest Periods for the Original Certificados Bursátiles, pursuant to the Certificate.  The price for the Additional Certificados Bursátiles shall reflect the interest accrued from the beginning of the interest period in effect for the Original Certificados Bursátiles, provided that the Original Certificados Bursátiles shall continue accruing interest in the interest period when they are outstanding on the date of issuance of the Additional Certificados Bursátiles and the Additional Certificados Bursátiles shall accrue interest from the beginning of the interest period in effect for the Original Certificados Bursátiles.

(v)	The issuance of the Additional Certificados Bursátiles nor the increase in the outstanding amount of the Original Certificados Bursátiles derived therefrom shall not constitute a novation.

Translation into English from Spanish version

(vi)	The Issuer may make several offerings of Additional Certificados Bursátiles, provided that the Total Authorized Amount under the Program is not exceeded.

(vii)	The Additional Certificados Bursátiles may be offered at a price different from their face value, depending on market conditions.

1.25	Interest and calculation procedures.

From the Issue Date and until the Certificados Bursátiles are paid in full, the Certificados Bursátiles shall accrue annual gross interest on its face value at the Annual Gross Interest Rate referred to in the following paragraph, that the Common Representative shall calculate on each relevant date (the “Date of Determination of the Annual Gross Interest Rate”), 2 (two) Business Days prior to each interest period of 28 (twenty eight) days or the actual number of calendar days elapsed up to the relevant Interest Payment Date (the “Interest Periods”) and that shall be applicable for the following Interest Period. For the first Interest Period, the Certificados Bursátiles shall accrue annual gross interest on its face value at the Annual Gross Interest Rate Applicable to the First Period and the Interest Period shall contemplate the actual number of calendar days elapsed from the Issue Date to the first Interest Payment Date.

The annual gross interest rate (the “Annual Gross Interest Rate”) shall be calculated by adding 0.70 (zero point seventy) percentage points to the 28-day Interbank Equilibrium Interest Rate (or its successor rate) (“TIIE” or the “Reference Interest Rate”), published by Banco de México, through massive means determined by it, or by any other electronic, computer or telecommunication means, including Internet, authorized to that effect by Banco de México, on the Date of Determination of the Annual Gross Interest Rate or, if the latter may not be obtained, within the 22 (twenty two) Business Days before, in which case the applicable rate shall be the rate published on the closest Business Day to such date.  Once the 0.70 (zero point seventy) percentage points are added to TIEE or the Reference Interest Rate, shall be capitalized or, as the case may be, make equal to the actual number of days elapsed up to the relevant Interest Payment Date.

In the event that TIIE ceases to exist or is no longer published, the Common Representative shall use as successor interest rate to determine the Annual Gross Interest Rate of the Certificados Bursátiles (that, for all purposes, shall be deemed as the Annual Gross Interest Rate) the rate published by Banco de México as successor interest rate of TIIE applicable to the closest period to the relevant period.

In order to determine the Reference Interest Rate capitalized or, as the case may be, equal to the actual number of days elapsed up to the relevant Interest Payment Date, the Common Representative shall use the following formula:

Where:
TC =Reference Interest Rate capitalized or equal to the actual number of days elapsed up to the relevant Interest Payment Date.
TR =TIIE or Reference Interest Rate plus 0.70 (zero point seventy) percentage points.
PL =Period of TIIE or the Reference Interest Rate in days.
NDE = Number of days actually elapsed up to the relevant Interest Payment Date.

Interest accrued on the Certificados Bursátiles shall be computed from the Issue Date or the beginning of each Interest Period, as the case may be, and the calculation to determine the rate and amount of interest payable shall contemplate the calendar days actually elapsed up to the relevant Interest Payment Date.  All calculations shall be rounded up to hundredths.

Interest accrued on the Certificados Bursátiles shall be paid as provided in section “Interest Payment Dates” below.

Translation into English from Spanish version

To determine the amount of interest payable on each interest payment date with respect to the Certificados Bursátiles, the Common Representative shall use the following formula:

Where:
I = The relevant Gross Interest of the Interest Period.
VN = Aggregate face value amount of the outstanding Certificados Bursátiles.
TB = Annual Gross Interest Rate.
NDE = Number of days actually elapsed up to the relevant Interest Payment Date.

Once an Interest Period has commenced, the relevant Annual Gross Interest Rate shall not be modified during such Interest Period.

The Common Representative shall notify the CNBV and Indeval in writing with at least 2 (two) Business Days in advance of the Interest Payment Date or, as the case may be, the Maturity Date, the amount of interest payable and the Annual Gross Interest Rate. The Common Representative shall also notify the BMV through EMISNET (or by other means determined by it), no later than the Business Day immediately prior to the payment date..

The Certificados Bursátiles shall cease to accrue interest from the date they become fully payable, provided that the Issuer or the Common Representative shall have deposited in trust the principal amount and, as the case may be, the corresponding interest, with Indeval, no later than 11:00 a.m. on such date..

The rate resulting from the foregoing calculations shall be referred to as the Annual Gross Interest Rate of the Certificados Bursátiles.

1.26	Optional Prepayment

The Issuer shall be entitled to prepay in whole, but not in part, the Certificados Bursátiles at face value, commencing on (and including) the date that is the second anniversary of the issue date of the Certificados Bursátiles and on each interest payment date thereafter, provided that, the Issuer (i) notifies the Holders through the Common Representative, its intention to prepay the Certificados Bursátiles at least fifteen (15) calendar days prior to the date selected as the prepayment date (the “Prepayment Date”) and (ii) on the Prepayment Date, pays the Holders the outstanding principal amount of the Certificados Bursátiles, any accrued and unpaid interest on the Certificados Bursátiles and, if applicable, the Prepayment Premium (as defined below). Such notice shall be made by publication through SEDI (or through any other means determined by the BMV).  The Common Representative shall give the same notice in writing to Indeval.

The Common Representative, two (2) Business Days prior to the Prepayment Date (such date, the “Calculation Date”), shall calculate the Prepayment Premium taking the arithmetic average of the quotes of the Certificados Bursátiles (not including accrued interest (or “clean” price)) published during the thirty (30) Business Days prior to the Calculation Date by two companies authorized by the CNBV to valuate and publish indications of prices of financial instruments selected by the Common Representative (the “Arithmetic Average”). In the event that the Arithmetic Average is higher than the face value of the Certificados Bursátiles, the “Prepayment Premium” for each Certificados Bursátil payable on the Prepayment Date shall be the difference between the Arithmetic Average and the face value of each Certificados Bursátil. In the event that the Arithmetic Average is less than the face value of the Certificados Bursátiles, the Issuer shall not be obligated to pay any Prepayment Premium.  The Common Representative shall notify in writing (i) to Indeval, no later than on the Calculation Date, and (ii) to the Issuer, the CNBV and the BMV (through any means determined by the latter), no later than the Business Day prior to the Payment Date, the results of the calculations made.

The Holders agree that the Common Representative shall have no liability deriving from the calculation of the Prepayment Premium, and therefore shall have no right to file any claim against it.

Translation into English from Spanish version

1.27	Interest Rate applicable to the first Interest Period

5.51% (five point fifty one per cent).

1.28	Default Interest.

In case of a default in the payment of interest and/or principal of the Certificados Bursátiles, default interest will accrue on the unpaid principal amount of Certificados Bursátiles at the Annual Gross Interest Rate applicable at the moment of the default, plus 2 (two) percentage points.  Default interest shall be paid upon demand at the offices of the Common Representative (whose domicile is provided in section “Place and Form of Payment of Principal and Interest” of this Supplement) from the date the default occurs and until the principal amount has been paid in full.  Default interest shall accrue from the Business Day immediately following the acceleration date of such Certificados and until the unpaid amount is paid in full, on the basis of a 360 (three hundred sixty)-day year and for the days actually in default.

1.29	Payment Date and Prepayment of Principal.

The principal amount of Certificados Bursátiles shall be paid through a single payment on the Maturity Date, that being, July 8, 2016, upon delivery of the Certificate or the certification issued by Indeval.  If the day when a payment is due is not a Business Day, payment shall be made on the following Business Day.

1.30	Interest Payment Dates.

Interest on the Certificados Bursátiles shall be paid during 65 (sixty five) periods of 28 (twenty eight) calendar days each (the “Interest Periods”) on the following dates:

Period	Payment Date	Period	Payment Date
1.	August 12, 2011	2.	September 9, 2011
3.	October 7, 2011	4.	November 4, 2011
5.	December 2, 2011	6.	December 30, 2011
7.	January 27, 2012	8.	February 24, 2012
9.	March 23, 2012	10.	April 20, 2012
11.	May 18, 2012	12.	June 15, 2012
13.	July 13, 2012	14.	August 10, 2012
15.	September 7, 2012	16.	October 5, 2012
17.	November 2, 2012	18.	November 30, 2012
19.	December 28, 2012	20.	January 25, 2013
21.	February 22, 2013	22.	March 22, 2013
23.	April 19, 2013	24.	May 17, 2013
25.	June 14, 2013	26.	July 12, 2013
27.	August 9, 2013	28.	September 6, 2013
29.	October 4, 2013	30.	November 1, 2013
31.	November 29, 2013	32.	December 27, 2013
33.	January 24, 2014	34.	February 21, 2014
35.	March 21, 2014	36.	April 18, 2014
37.	May 16, 2014	38.	June 13, 2014
39.	July 11, 2014	40.	August 8, 2014
41.	September 5, 2014	42.	October 3, 2014
43.	October 31, 2014	44.	November 28, 2014
45.	December 26, 2014	46.	January 23, 2015
47.	February 20, 2015	48.	March 20, 2015
49.	April 17, 2015	50.	May 15, 2015
51.	June 12, 2015	52.	July 10, 2015
53.	August 7, 2015	54.	September 4, 2015
55.	October 2, 2015	56.	October 30, 2015
57.	November 27, 2015	58.	December 25, 2015
59.	January 22, 2016	60.	February 19, 2016
61.	March 18, 2016	62.	April 15, 2016
63.	May 13, 2016	64.	June 10, 2016
65.	July 8, 2016

Translation into English from Spanish version

If the day when a payment is due is not a Business Day, payment shall be made on the following Business Day; provided that the amount of interest payable shall include the actual number of calendar days elapsed up to the relevant interest payment date.

1.31	Place and Form of Payment of Principal and Interest.

Principal and interest accrued on the Certificados Bursátiles shall be paid at maturity and on each payment date, respectively, by means of a wire transfer at the domicile of Indeval, located at Paseo de la Reforma No. 255, tercer piso, Delegación Cuauhtémoc, C.P. 06500, México, D.F., upon delivery of the Certificate or the certifications issued by Indeval.

Payment of default interest shall be made at the offices of the Common Representative located at Paseo de la Reforma No. 284, Col. Juárez, México D.F. C.P. 06600.

1.32	Depositary.

The Certificate representing the Certificados Bursátiles shall be deposited with Indeval, for the purposes provided in article 282 and other applicable articles of the LMV.

Pursuant to article 282 of the Securities Market Law, the Issuer determined that the Certificate documenting the Offering shall not include coupons, serving for such purposes, for all legal effects, the certifications issued by Indeval for such effects.

1.33	Potential Purchasers.

Individuals and entities when, as the case may be, their investment regime expressly allows them to. The potential purchasers shall carefully consider all the information contained in this Supplement and the prospectus related to each issuance.

1.34	Taxation.

This section contains a brief description of certain taxes applicable in Mexico to the acquisition, ownership and disposition of debt instruments such as certificados bursátiles by investors resident and not resident in Mexico for tax purposes, but does not intend to be a complete description of all the tax considerations that would be relevant in deciding whether to acquire or dispose of certificados bursátiles.

Current tax rules may be changed throughout the effectiveness of the Program.  We recommend invertors to consult their tax advisors independently with respect to the relevant legal provisions applicable to the acquisition, ownership and disposition of debt instruments such as certificados bursátiles prior to investing in them.  The applicable withholding rate with respect to interest paid is subject to (i) for individuals and entities resident in Mexico for tax purposes, the provisions of articles 58, 160 and other applicable provisions of the Income Tax Law in effect, and (ii) for individuals and entities residing abroad for tax purposes, the provisions of article 195 and other applicable provisions of the Income Tax Law in effect, and depends on the actual beneficiary of interest.

1.35	Common Representative.

Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero

1.36	Underwriters.

Translation into English from Spanish version

Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex, J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero and HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC.

1.37	Issuer’s Covenants.

Covenant to Provide

Pay all principal and interest deriving from the Certificate representing this Offering.

Affirmative Covenants

Except if authorized in writing by the Holders of the Majority of Certificados Bursátiles, commencing on the date hereof and until the Certificados Bursátiles are paid in full, the Issuer severally covenants, and in the specific cases mentioned below, shall cause its Subsidiaries to comply, with the following:

1.
Disclosure and Delivery of Information. (a) Disclose to the public, through the means established in applicable law, on the dates provided in the General Rules, a complete copy of the financial statements of the Issuer at the end of each quarter and any other information that the Issuer must disclose quarterly pursuant to the General Rules including, without limitation, a document that informs on the exposure of the Issuer to derivative financial instruments as of the end of the previous quarter.

(b) Disclose to the public, through the means established in applicable law, on the dates provided in the General Rules, a complete copy of the year-end audited financial statements of the Issuer and any other information that the Issuer must disclose annually pursuant to the General Rules.

(c) Inform the Common Representative in writing, within 5 Business Days following a Responsible Officer acquiring knowledge thereof, of any circumstance that constitute or may constitute an Event of Default hereunder.

(d) Provide the CNBV, the BMV and the general public with the financial, economic, accounting and administrative information described in the General Rules.

2.	Corporate Existence; Accounting; Compliance with Lays and Contractual Obligations, and Authorizations.

(a) Preserve its legal existence and that of its Subsidiaries and maintain itself and its Subsidiaries as a going concern, except as permitted under paragraph 2 of section “Negative Covenants” below.

(b) Maintain its accounting pursuant to NIF in Mexico, the NIIF or any other principles or accounting criteria replacing any of the NIF in Mexico or the NIIF pursuant to applicable law.

(c) Comply and maintain, and cause its Subsidiaries to comply and maintain, the Governmental Authorizations, as well as any other laws, rules, orders, norms or requests from any applicable governmental authority (including, in connection with the Governmental Authorizations, laws and regulations relating to airports and laws and regulations relating to communications and transportation, the rules issued by the SCT and the General Office of Civil Aeronautics (Dirección General de Aeronáutica Civil), social security, labor, pension and antitrust, as well as Environmental Laws and regulations), as well as with all of its obligations derived from any agreement, contract, security or instrument to which they are a party, except that failure to comply with the foregoing does not adversely and materially affect the operations or financial condition of the Issuer or any of its Subsidiaries.

(d) Maintain, and cause its Subsidiaries to maintain, in full force and effect, all Governmental Authorizations that are required pursuant to applicable laws to carry out its business and that of its Subsidiaries, as well as to maintain its rights thereunder, except for those Governmental Authorizations other than the Concessions that, if not maintained in full force and effect, does not adversely and materially affect the operations or financial condition of the Issuer or any of its Subsidiaries.

Translation into English from Spanish version

3.	Use of Proceeds. Use the proceeds of the Offering as provided in this Supplement, which shall be evidenced by a certification sent to the Common Representative.

4.	Registration and Listing. Maintain the registration of the Certificados Bursátiles with the RNV and listing with the BMV.

5.
Assets and Insurance. (a) Maintain the assets necessary to carry out its business and that of its Subsidiaries, in good condition, except for the ordinary wear and tear, and carry out all repairs, replacements and improvements necessary for the correct performance of such assets.

(b) Maintain and contract, and cause its Subsidiaries to maintain and contract, with recognized insurance companies, adequate insurance over its assets or those used in its business, in terms similar to those currently contracted.

6.
Tax Covenant. The Issuer shall, and shall cause its Subsidiaries to, comply and be up-to-date with payments relating to taxes, contributions, duties and governmental charges applicable, determined, imposed or enforced against them, except for taxes, contributions, duties and governmental charges (regardless of the amount) which constitutionality or enforceability is pending to be resolved and subject to a dispute with, or to deferral requested to, the relevant tax authorities, so long as the Issuer or, as the case may be, the relevant Subsidiary (a) has in good faith established defenses pursuant to applicable tax laws, (b) has established or maintains sufficient reserves if required pursuant to applicable NIF or NIIF, in case payment is upheld by an order not subject to appeal, and (c) has guaranteed the tax liability pursuant to applicable tax laws, as applicable.

7.
Labor Covenant. The Issuer shall, and shall cause its Subsidiaries to, comply and be up-to-date with payments relating to its labor obligations (including, without limitation, quotas to the Mexican Social Security Institute (Instituto Mexicano del Seguro Social), to the Workers’ Housing National Fund Institute (Instituto del Fondo Nacional para la Vivienda de los Trabajadores), as well as contributions to the Pension Fund System (Sistema de Ahorro para el Retiro), or any other contribution provided in applicable laws and regulations, except for such labor obligations (regardless of the amount) which application and enforceability is pending to be resolved and subject to a dispute with, or to deferral requested to, the relevant authorities, so long as the Issuer or, as the case may be, the relevant Subsidiary (a) has in good faith established defenses pursuant to applicable laws, (b) has established or maintains sufficient reserves if required pursuant to applicable NIF or NIIF, in case payment is upheld by an order not subject to appeal, and (c) has guaranteed the labor liability pursuant to applicable laws, as applicable.

8.
Ranking (Pari Passu).  The Issuer shall carry out all necessary actions for its obligations under the Certificados Bursátiles to constitute direct and unsecured obligations of the Issuer and have the same priority in payment, in the event of a concurso mercantil, as the rest of its direct and unsecured obligations, except for the preferences that may be applicable by operation of law.

9.
Mandatory Prepayment of Certificados Bursátiles.  Upon the occurrence of a Change of Control, the Issuer shall be obligated to carry out and commence, through the BMV and pursuant to the procedures provided in this Section and the relevant information memorandum, a tender offer with respect to the Certificados Bursátiles (the “Prepayment Offer”) no later than 15 (fifteen) Business Days following the occurrence of such Change of Control.  Pursuant to such Prepayment Offer, the Holder shall be entitled to accept the prepayment of the Certificados Bursátiles then outstanding (the “Purchase Option”), at 101% (one hundred one per cent) of the face value of the Certificados Bursátiles (the “Prepayment Price”) plus any accrued and unpaid interest on the Prepayment Date (as defined below).

Translation into English from Spanish version

Upon the occurrence of a Change of Control and notwithstanding its obligation to carry out a Prepayment Offer, the Issuer shall be obligated to notify the Common Representative and the general public in writing (through the BMV’s systems), no later than 5 Business Days following the occurrence of such event.  The Common Representative shall notify Indeval of such event as soon as possible.

The Holders shall be entitled to exercise the Purchase Option as provided in the Prepayment Offer, which terms shall be included in the relevant information memorandum.  To that effect, the Holders shall have a period of at least 20 (twenty) Business Days (from the date the Prepayment Offer is launched) to exercise, pursuant to the procedures established in the Prepayment Offer, the Purchase Option (the “Exercise Period”).

If any Holder decides to accept the Purchase Option, the Issuer shall be obligated to prepay the Certificados Bursátiles relating to the Purchase Option being accepted. Once the Exercise Option has elapsed, the Issuer shall pay the Holders that exercised the Prepayment Option at the Prepayment Price plus accrued and unpaid interest on the Prepayment Date, which payment shall be made no later than the third Business Day following the expiration of the Exercise Period (the “Prepayment Date”).  Such payment shall be made through Indeval. To that effect, the Issuer shall inform the Common Representative in writing and the Common Representative shall inform Indeval and the BMV through SEDI (or through any other means determined by the BMV), no later than 2 Business Days from the Prepayment Date.

On the Prepayment Date and pursuant to the procedure provided in the Prepayment Offer, the Issuer shall receive, on a personal account which shall be notified to the Holders, the Certificados Bursátiles held by the Holders that accepted the Purchase Option.  The Holders that accept the Purchase Option shall instruct its clearing house or custodian to transfer their Certificados Bursátiles to the Issuer’s account, so that the Issuer may withdraw and cancel the Certificados Bursátiles prepaid.  The settlement of the Prepayment Price shall be for an amount equal to the Prepayment Price multiplied by the amount of Certificados Bursátiles which Purchase Option was exercised.

The Holders that decide not to exercise their Purchase Option shall maintain their relevant certificates and the payment obligation by the Issuer shall prevail until the principal amount of the Certificados Bursátiles is paid in full.

The Issuer, at the expiration of the Prepayment Offer, shall substitute the relevant certificate representing the Certificados Bursátiles and shall deposit with Indeval the new certificate representing the number of Certificados Bursátiles which Purchase Option was not exercised.

In connection with the Prepayment Offer, the Issuer shall comply with all requirements provided in the LMV and the General Rules.

The Common Representative shall deliver to Indeval the information that it must receive in connection with the Prepayment Offer.

Negative Covenants

Except if authorized in writing by the Holders of the Majority of Certificados Bursátiles, commencing on the date hereof and until the Certificados Bursátiles are paid in full, the Issuer severally covenants, and in the specific cases mentioned below, shall cause its Subsidiaries to comply, with the following:

1.	Line of Business. Not modify nor cause its Subsidiaries to modify their main lines of their business considered as a whole.

2.
Mergers, Asset Dispositions.  (a) Not merge, spin off, dissolve or liquidate, nor allow any of its Subsidiaries to merge, spin off, dissolve or liquidate, except for (i) mergers in which the Issuer or the Subsidiary, as the case may be, is the merging company, (ii) mergers in which the company resulting from the merger assumes the obligations of the Issuer, (iii) mergers that do not result in a Change of Control, or (iv) dissolutions and liquidations of the Subsidiaries that the Issuer deems convenient to make its corporate structure more efficient and that do not result directly in an Event of Default.

Translation into English from Spanish version

(b) Not sell, lease or otherwise dispose of Important Assets (including shares representing capital stock of any Subsidiary), nor allow any of its Subsidiaries to do so, except for (i) sales in the ordinary course of operations, (ii) sales of obsolete or discontinued equipment and (iii) sales among Subsidiaries or between the Issuer and its Subsidiaries.

3.
Transactions with Affiliates.  (a) Not modify, nor allow its Subsidiaries to modify, the Technical Assistance Agreement, the Services Agreement and/or the Multiannual Services Agreement, in such a manner that the terms and conditions imposed to the Issuer would be more onerous that the current terms and conditions thereunder.

(b) Not execute, nor allow its Subsidiaries to execute, transactions with Affiliates, except for transactions in the ordinary course of business, under reasonable conditions not less favorable to the Issuer or any of its Subsidiaries, as the case may be, that would be included in a comparable transaction on an arm’s-length-basis with a non-Affiliate person.

4.
Limitation on Payments of Dividends. (a) Not allow any of its Subsidiaries to execute any agreement that, directly or indirectly, would impose a restriction to pay dividends or other distributions in cash to their shareholders, provided that such obligation does not apply to limitations or restrictions in agreements or instruments executed prior to the issuance date of the Certificados Bursátiles.

(b) The Issuer shall refrain from paying dividends or carrying out any other distribution of any nature to its shareholders, in cash or in kind if (i) it shall have occurred (y) and Event of Default or (z) an event that with the passage of time, declaration or both, may result in an Event of Default, or (ii) as a result of such payment an Event of Default occurs.

5.
Liens.  Not create, nor allow any of its Subsidiaries to create, a Lien, except for (i) Permitted Liens or (ii) simultaneously with the creation of any Lien, the Issuer secures in the same form and extent its obligations under the Certificados Bursátiles.

6.
Indebtedness. The Issuer shall not allow any of its Subsidiaries to incur in additional Debt, except for the following (i) Debt among Subsidiaries, (ii) Debt incurred by the Subsidiaries with the Issuer, (iii) Debt incurred or to be incurred under the UPS Capital Business Credit Agreements up to an amount equal to US$23,000,000.00 (or its equivalent in any other currency), and (iv) Debt incurred with third parties (other than Debt referred to in paragraph (iii) above) up to an amount equal to US$2,000,000.00 (or its equivalent in any other currency).

7.	Third Party Guarantees. Not assume nor guarantee, in any way, third party Debt or other obligations of third parties.

Events of Default.

In case any of the following events were to occur (each one, an “Event of Default”), the Certificados Bursatiles may be accelerated under the following terms and conditions:

1.	Failure to Pay Interests. If the Issuer fails to pay interests within the three (3) Business Days following the date of maturity.

2.
False or Incorrect Information. If the Issuer discloses to the public information on its financial, accounting or legal information, which is false or incorrect, in any material aspect, and such information is not rectified within the fifteen (15) Business Days following the date on which any Responsible Officer learns of such situation.

Translation into English from Spanish version

3.
Default in Obligations pursuant to the Certificados Bursatiles. If the Issuer or any of its Subsidiaries default on any of their covenants contained in the Certificate evidencing this Issuance, provided that for cases of default of the obligations set forth in sections 1(a), 1(b) and 8 of the section “Affirmative Covenants” herein above, it shall be considered that the Issuer is in default of the latter if such default is not remedied within the thirty (30) calendar days following the date in which the Issuer receives a written notice from the Common Representative specifying the default of the relevant obligation, and (ii) for cases of default in the obligations set forth in paragraphs 2(b), 2(c), 5, 6 and 7 of the section “Affirmative Covenants” contained herein above, it shall be considered that the Issuer is in default of said obligations when such default is not remedied within the thirty (30) calendar days following the date of such default.

4.
Revocation or Termination of Concessions. If (a) the terms and conditions of the Concessions are modified in such a way as to limit or negatively and materially affect the rights currently granted by the Concessions to the Issuer or its Subsidiaries, (b) for any reason a governmental authority were to requisition, seize or attach the facilities and operations of an airport operated by the Issuer as long as such requisition, seizure or attachment has been ordered by a competent judicial authority through a resolution not subject to an appeal, or (c) any of the Concessions is revoked or terminated, as long as such revocation or termination has been ordered by a competent judicial authority through a resolution not subject to an appeal.

5.
Default of Other Obligations. If (i) the Issuer or any of its Subsidiaries does not pay, upon maturity (after any applicable grace period), any amount of principal or interests due with respect to a Material Debt, or (ii) the acceleration is declared on any Material Debt which forces the Issuer or its Subsidiaries to pay an amount greater to US$10’000,000.00 (or its equivalent in any other currency) prior to its original maturity.

6.
Insolvency. If the Issuer or any of its Subsidiaries were declared bankrupt by a competent judicial authority through a resolution not subject to an appeal, or if the Issuer or any of its Subsidiaries admits in writing its inability to pay its debts on their maturity.

7.
Resolutions. If a definitive judicial resolution (not subject to appeal or other challenges) is issued against the Issuer or its Subsidiaries which, individually or jointly with any other judicial resolution with such characteristics, exceed the amount of US$10’000,000.00 (or its equivalent in any other currency) and such resolution is not paid or guaranteed within the 30 (thirty) calendar dates as of the date thereof.

8.	Validity of the Certificados Bursátiles. If the Issuer rejects, claims or challenges the validity or enforceability of the Certificados Bursatiles.

9.
Prepayment Offer due to a Change of Control. In the event that the Issuer does not initiate and carry out the Prepayment Offer when a Change of Control has occurred in the manner set forth in the section “Mandatory Repayment of Certificados Bursatiles”.

In the event that any of the events mentioned in paragraphs 4(c), 6 or 8 above occurs, the Certificados Bursatiles shall be automatically matured, without the need for prior notice of default, presentation, payment request, protest or notice of any kind, judicial or extrajudicial, becoming immediately enforceable the outstanding principal of the Certificados Bursatiles, the accrued and outstanding interest with respect to such sum and all other amounts owed and which are derived therefrom.

In case an event mentioned in paragraph 1 above occurs (and once the applicable grace period has elapsed), all the amounts payable by the Issuer pursuant to the Certificate evidencing this Issuance may be declared as accelerated, as long as at least one (1) Holder delivers a notice to the Common Representative indicating its intentions to declare the acceleration of the Certificados Bursatiles, in which case the outstanding principal amount, the accrued and outstanding interests with respect to such and all other amounts owned in connection to the Certificados Bursatiles shall be immediately enforceable.

Translation into English from Spanish version

In case any of the events mentioned in paragraphs 2, 3, 4(a), 4(b), 5, 7 or 9 above occurs, (and if applicable, all the corresponding grace periods have elapsed), all the amounts payable by the Issuer pursuant to the Certificados Bursatiles may be declared accelerated, as long as the Holder’s Meeting resolves to declare the acceleration of the Certificados Bursatiles, in which case the outstanding principal amount, the accrued and outstanding interests with respect to such and all other amounts owned in connection to the Certificados Bursatiles shall be immediately enforceable. In order to reach a resolution over the declaration of acceleration, the assistance and voting quorums in the Holder’s meeting, in a first or following call, shall be those indicated in paragraph e) of the Section “Holder’s Meetings” hereinafter below.

The Common Representative shall notify the Holders, the BMV, Indeval and the CNBV in writing with respect to any Event of Default as soon as it has knowledge of its existence, through the SEDI or any other applicable system, and furthermore, when the Common Representative learns that the Event of Default has been decreed, it shall notify such fact in writing to Indeval.

1.38	Recent developments.

Empresas ICA, S.A.B. de C.V. on May 10, 2011 issued a relevant event to the BMV, informing the market that it had been approached by several groups of investors with respect to possible transactions which involve its shareholding in OMA, and explains that it has not yet begun exclusive negotiations with a particular group, nor has it received a proposal which it considers will be of value to the shareholders of ICA or OMA. Furthermore, it clarifies that it may begin discussions regarding possible strategic transactions, including acquisitions, mergers, or disinvestments, with the purpose of strengthening its strategic position, however, ICA may not guarantee that such conversations will lead to transaction agreements of any kind, or that these may be carried out for reasons of financing, regulatory or other limitations.

OMA has not been notified nor is it aware of any transaction which involves the transfer of shareholding of Empresas ICA, S.A.B. de C.V. which maintains its capital stock. At this time, there is no relevant event which should be published under Title Fourth of the General Rules.

Translation into English from Spanish version

2	Use of Proceeds

The net proceeds obtained by the Issuer from the Issuance of Certificados Bursatiles, which equal the amount of  $[●] ([●] pesos 00/100 legal currency in Mexico) and shall be applied by the Issuer to the prepayment of the Issuer’s debt, as well as to finance the investments of the Master Development Program.

The loans to be prepaid shall be (i) a loan with Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, which outstanding amount, as of March 30, 2011, was $556,000,000.00 (five hundred fifty six million pesos 00/100 Mexican currency) at an interest rate equal to TIIE plus 450 (four hundred fifty) basis points, maturing in 2017 and used to finance capital expenditures; (ii) a loan with HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, which outstanding amount, as of March 30, 2011, was $5,000,000.00 (five million pesos 00/100 Mexican currency) at an interest rate equal to TIIE plus 350 (three hundred fifty) basis points, maturing in 2012 and used to finance working capital; (iii) a loan with HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, which outstanding amount, as of March 30, 2011, was $200,000,000.00 (two hundred million pesos 00/100 Mexican currency) at an interest rate equal to TIIE plus 350 (three hundred fifty) basis points, maturing in 2018 and used to finance capital expenditures; and (iv) a loan with HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, which outstanding amount, as of March 30, 2011, was $200,000,000.00 (two hundred million pesos 00/100 Mexican currency) at an interest rate equal to TIIE plus 300 (three hundred) basis points, maturing in 2018 and used to finance capital expenditures.

Any remaining amounts from the First Issuance after payment of the loans referred to above, approximately $339,000,000.00 (three hundred thirty nine million pesos 00/100 Mexican currency) will be used to finance a portion of the Issuer’s yearly capital expenditures. These capital expenditures include the committed investments in the Master Development Program of each airport and the strategic investments for the commercial and real estate expansion.

The difference between the net proceeds and the amount of the Issuance represents the expenses and fees paid by the Issuer with regards to the Issuance of Certificados Bursatiles. See “Expenses related to the Offer”.

As set forth in Section “Common Representative”, the Common Representative has the obligation to supervise the compliance of the allocation of proceeds.

Translation into English from Spanish version

3	Plan of Distribution

The issuance of Certificados Bursatiles contemplates the participation of Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex, J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero and HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC, which shall act as Joint Underwriters and offer the Certificados Bursatiles, on a best-efforts basis, as set forth in the corresponding underwriting agreement. If necessary, the Joint Underwriters may execute subunderwriting agreements.

The primary purpose of the Joint Underwriters, with respect to the underwriting of the Certificados Bursatiles, shall be to access a diverse database of investors, in other words, Mexican individuals and companies, insurance and bonds companies, investment entities, investment entities specialized in retirement savings, pension, retirement and seniority funds. Furthermore, and depending on market conditions, the Certificados Bursatiles may be places amongst other investors, such as investors forming part of wealth management and foreign investors (individuals and corporations) participating in the Mexican market, among others.

Any person may invest in the Certificados Bursatiles pursuant to the provisions in this Supplement, shall have the opportunity to acquire them in equal conditions.

To carry out the underwriting of Certificados Bursatiles, the Joint Underwriters, along with the Issuer, may carry out one or more roadshows with various potential investors, contact such investors by telephone and, in some cases, hold independent and exclusive meetings with each investors.

In order to carry out the underwriting of the Certificados Bursatiles, the Issuer expects, along with the Joint Underwriters, contact via the telephone several potential investors and, if necessary, hold separate meeting with such investors or other potential investors. The available telephone numbers for the Joint Underwriters are: Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex, (55)1226 3177; J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero (55)5540-9550; and HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC (55) 5721-3874.

The Joint Underwriters shall receive bids as of 9:00 a.m. for book building in the date set forth herein, and the book shall close as determined by the underwriters, provided that the book shall be closed before 23:59 of the date set forth for the book closing.

For the offering of Certificados Bursatiles there are no minimums nor maximums per investor, nor is there the intention to use the “first come first served” notion. The Certificados Bursatiles shall be underwritten through the mechanism of book building through the allocation at a sole rate. The allocation of the Certificados Bursatiles shall be done at the discretion of the Issuer, for which it shall consider diverse criteria such as: diversification, search for investors who offer the best rate, and the acquisition of the greater amount of Certificados Bursatiles, among others. Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, Integrante del Grupo Financiero Banamex, as Joint Underwriter, shall be in charge of concentrating the bids. Furthermore, the Issuer as well as the Joint Underwriters reserve the right to declare the offer of the Certificados Bursatiles as deserted as well as the corresponding book building.

The notice of public offer of this issuance shall be published one day prior to the book building date. One day after the book building date, a notice of underwriting shall be published for informational purposes, which contains the definitive characteristics of the Certificados Bursatiles through the EMISNET system of the BMV www.bmv.com.mx. The bookbuilding date is July 13, 2011.

The registration of the Certificados Bursatiles, as well as the settlement in the BMV, shall be carried out 2 (two) business days after the bookbuilding date.

Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, Integrante del Grupo Financiero Banamex, J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero and HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC, as Joint Underwriters, and its affiliates, Mexican and foreign, maintain and will be able to maintain in the future, business relationships with the Issuer, providing diverse financial services periodically (to the Issuer or its subsidiaries), in exchange for considerations under market terms (including those received for their performance as Joint Underwriters, for the underwriting of the Certificados Bursatiles). The Joint Underwriters represent that they have no conflict of interest with the Issuer with respect to the services that they have agreed to provide for the underwriting of the Certificados Bursatiles.

Translation into English from Spanish version

Regarding distribution, 100% (one hundred percent) of the Certificados Bursatiles shall be offered to the public.

Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Grupo Financiero Banamex has underwritten an amount of $744’861,800.00 (seven hundred and forty four million eight hundred and sixty one thousand eight hundred Pesos 00/100 legal currency in Mexico) which represents 57.3% (fifty seven point three percent) of the Certificados Bursatiles, J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero has underwritten an amount of $159’937,700.00 (one hundred and fifty nine million nine hundred and thirty seven thousand seven hundred Pesos 00/100 legal currency in Mexico) which represents 12.3% (twelve point three percent) of the Certificados Bursatiles, and HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC has underwritten an amount of $395’200,500.00 (three hundred and ninety five million two hundred thousand five hundred Pesos 00/100 legal currency in Mexico) which represents the remaining 30.4% (thirty point four percent).

J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero did not underwrite Certificados Bursatiles amongst Related Parties.

HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC did not place Certificados Bursatiles amongst Related Parties.

Approximately 11.5% (eleven point five percent) of the Certificados Bursatiles were offered amongst Related Parties with Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Grupo Financiero Banamex.

Except for the aforementioned paragraph, to the knowledge of the Issuer and the Joint Underwriters, no Related Persons (as such term is defined in section XIX of article 2 of the LMV) with the Issuer or any of its main shareholders, officers or directors acquired the Certificados Bursatiles. Furthermore, the Issuer and the Joint Underwriters estimate, to the best of their knowledge, that there are persons who, individually or jointly, acquired more than 5% (five percent) of the Certificados Bursatiles.

The Joint Underwriters may underwrite the Certificados Bursatiles amongst companies affiliated to the group to which, in such case, shall participate in the same terms as the rest of the investors.

The performance of the Joint Underwriters in this issuance of Certificados Bursatiles does not represent nor does it result in a conflict of interest with respect to the underwriting of the Certificados Bursatiles in terms of section V of article 138 of the LMV. Furthermore, none of the events set forth in articles 36, 97 and 102 of the general Provisions applicable to clearing houses occurs and, therefore, the Joint Underwriters are fully authorized to act as such in the Issuance of Certificados Bursatiles.

Translation into English from Spanish version

4	Expenses Related to the Offering

The following amounts are an estimate as of the date hereof and presuppose the complete underwriting of the First Issuance pursuant to the Program. The definitive amounts of this First Issuance shall be communicated to the public once the public offerings have been carried out.

The Issuer obtained from the Issuance a total of $1,300’000,000 (one billion three hundred million pesos 00/100 legal currency in Mexico) amount from which the expenses related to the Issuance shall be deducted, which equal the amount of $7’632,601.63 (seven million six hundred thirty two thousand six hundred and one pesos 63/100 legal currency in Mexico), which results in the Issuer having obtained net resources for the amount of $1,292’367,398.37 (one billion two hundred and ninety two million three hundred and sixty seven thousand three hundred and ninety eight pesos 37/100 legal currency in Mexico).

The main expenses related to the Issuance set forth in this Supplement are described as follows (which, if applicable, include the corresponding added value tax):

Expense	Amount in Pesos
1. Amount for registration of the Certificados Bursatiles with the RNV:	$700,000.00
2. Listing in the BMV:	$607,573.63
3. Registry with the RNV:	$455,000.00
4. Underwriting fees:	$4’524,000.00
5. Legal counsel fees:	$500,000.00
6. Common Representative Fees:	$50,000.00
7. Fees Standard & Poor’s, S.A. de C.V.:	$404,028.00
8. Fees Fitch México, S.A. de C.V.:	$232,000.00
9. Roadshow Expenses:	$80,000.00
10. SIPO System	$80,000.00
Total	$7’632,601.63

Translation into English from Spanish version

5	Capital structure prior to and after the Offering

The following table shows the capital structure of OMA considering the Issuance referred to in this Supplement:

(Expressed in millions of Pesos up to December 31, 2010)

GRUPO AEROPORTUARIO DEL CENTRO NORTE S.A.B. DE C.V. AND SUBSIDIARIES
GENERAL CONSOLIDATED BALANCE ON 31 DE MARZO DE 2011
(In thousands of Pesos)

	Before		Considering bond	After
ASSETS
Current Assets
Cash and cash equivalents	$273,866	1,500,000	963,174	$810,692
Other current assets	512,169			512,169

TOTAL CURRENT ASSETS	786,035			1,322,861

Fixed Assets	7,742,681			7,742,681

TOTAL ASSETS	8,528,716			9,065,542

LIABILITIES AND SHAREHOLDERS’ EQUITY
Bank loans	8,055		7,488	567
Portion of long-term current liabilities	149,918		135,490	14,428
Other short-term liabilities	532,097			532,097

TOTAL CURRENT LIABILITIES	690,070			547,092

Long-term bank loans	952,562		820,196	132,366
Debt Issuance	0	1,500,000		1,500,000
Other long-term liabilities	870,174			870,174

TOTAL LIABILITIES	2,512,806			3,049,632

TOTAL SHAREHOLDER’S EQUITY	6,015,910			6,015,910

TOTAL ASSETS AND SHAREHOLDER’S EQUITY	$8,528,716			$9,065,542

Translation into English from Spanish version

6	Common Representative

Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero, as Common Representative, perform all necessary actions to safeguard the rights of the Holders pursuant to the provisions set forth in (i) this Supplement and corresponding Certificate, (ii) articles 5, 68, 69 and other applicable provisions of the LMV regarding common representation, as applicable, (iii) the LGTOC, particularly when referring to obligations and authorities of the Common Representative, as well as its designation, revocation or resignation.

Upon acceptance of the position, the Common Representative shall have the obligation to exercise the shares and rights which correspond to the Holders of the Certificados Bursatiles for the payment of principal and interests owed by the Issuer.

For anything not expressly provided for in the Certificate evidencing the Issuance, the LMV and the LGTOC, the Common Representative shall act pursuant to the instructions of the majority of the Holders, calculated pursuant to the section “Holder’s Meetings” (the “Majority of Certificados Bursatiles”), in order to carry out any action regarding the Certificados Bursatiles unless otherwise indicated in the Certificate of this Issuance.

The Common Representative shall have, among others, the following rights, obligations and authorities:

(i)	Execute the certificated representing the Certificados Bursatiles, having verified that they comply with all the applicable legal provisions;

(ii)
Supervise the use of proceeds from the Issuance of Certificados Bursatiles, as authorized by the CNBV, as well as the compliance with affirmative covenants, negative covenants and covenants to provide of the Issuer pursuant to the corresponding Certificate;

(iii)
Call and preside over general Holder’s meetings when required by law, when deemed necessary or convenient and when required pursuant to the Certificate evidencing each Issuance, and execute its decisions, including without limitation, in case of occurrence of an Event of Default;

(iv)	Execute, on behalf of the Holders and with prior approval from the Holder’s meetings, the documents or agreements which must be executed with the Issuer;

(v)	Perform all necessary actions to safeguard the rights of the Holders of the Certificados Bursatiles;

(vi)	Calculate and publish changes in the yield to maturity of the Certificados Bursatiles, as applicable;

(vii)	Calculate and publish the notices of payments of principal, interests and other accessories with respect to the Certificados Bursatiles, giving written notice of such calculation to the Indeval;

(viii)	Act before the Issuer as underwriter with respect to the Holders of Certificados Bursatiles for the payment of the corresponding principal and interests;

(ix)
Attend the general Holder’s meetings of the Issuer and obtain from its administrators, managers and officers, all the information and data necessary in order to exercise its authorities, including those related to the financial situation of the Issuer.

(x)	Follow-up on the certifications of the Issuer with respect to affirmative covenants, negative covenants and covenants to provide of the Issuer, regarding the certificate of the relevant Issuance;

(xi)
Notify the Holders, the BMV, Indeval and the CNBV with respect to any Event of Default as soon as it learns of its existence, as well as when such event is decreed, through EMISNET or any other applicable system.

Translation into English from Spanish version

(xii)
To act promptly before events which may affect the Holders, as well as to render accounts of its administration, when requested or upon conclusion of its position, pursuant to the provisions in the second paragraph of article 68 of the Circular Unica;

(xiii)	Exercise all the authorities, duties and obligations pursuant to the LMV, the LGTOC and applicable provisions issued by the CNBV and to the common banking practices; and

(xiv)	In general, carry out all the actions necessary to safeguard the rights of the Holders.

Any and all actions carried out by the Common Representative, on behalf of the Holders, pursuant to the terms of the Certificate evidencing the Issuance or of the applicable legislation, shall be mandatory for and shall be deemed as accepted by the Holders.

The Common Representative may be removed by resolution of a Holder’s meeting, provided that such removal will be effective only as of the date ofdesignation of a substitute Common Representative and once the latter has accepted its appointment and has occupied such position.

The Common Representative shall conclude its duties on the date in which all the Certificados Bursatiles are paid in full (including, for these effects, the accrued and outstanding interests and other payable amounts).

The Common Representative shall at no time be obligated to personally incur in any expenses or amounts in order to carry out the actions and duties that it may or should carry out.

Translation into English from Spanish version

7	Holder’s Meetings

The general Holder’s meeting shall represent the Holders and their decisions shall be taken in terms of the Certificate evidencing the Issuance, the LMV and, in additionally and/or as applicable, the LGTOC, and shall be valid with respect to all Holders, even those which are absent and dissident. Consequently, any action of the Issuer which, in terms of the Certificate which evidences the Issuance, is subject to the Holder’s approval shall be submitted to the corresponding general Holder’s meeting.

The rules to conduct a Holder’s meeting and other characteristics are described hereinbelow. Furthermore, the other rules contained in articles  218 to 221 of the LGTOC, shall apply regarding calls, meeting organization and validity of the resolutions adopted therein, as applicable in the terms set forth in article 68 of the LMV.

a)           The general Holder’s meeting shall be held when convened by the Common Representative or by request of the Holders or the Issuer, as indicated hereinbelow, provided that when an Event of Default occurs, the Common Representative shall be obligated to issue a call for a meeting to be held within the 15 (fifteen) calendar days following the date of the corresponding Event of Default.

b)           The Holders which, individually or jointly, represent 10% (ten percent) of the outstanding Certificados Bursatiles, may request that the Common Representative issue a call for a general Holder’s meeting, specifying in such call the agenda, as well as the place and time in which such meeting shall be held. Likewise, the Issuer shall have the right to request that the Common Representative issue a call for a general Holder’s meeting. The Common Representative shall issue the corresponding call within 15 (fifteen) calendar days as of the date of receipt of the request. If the Common Representative fails to comply with this obligation, a trial judge of the domicile of the Issuer, at the request of the corresponding Holders or the Issuer, as applicable, shall issue the call for the meeting to be held.

c)           The call for Holder’s meetings shall be published at least once, in any newspaper of national circulation, at least 10 (ten) calendar days prior to the date in which the meeting shall be held. The call shall include the meeting’s agenda.

d)           In order for the Holder’s meeting held to evaluate matters other than those set forth in paragraph e) hereinbelow to be considered as legally convened, by virtue of a first call, at least the Holders which, individually or jointly, represent fifty percent plus one of the outstanding Certificados Bursatiles and the decisions taken therein shall be valid when approved by the majority of the Holders present at the meeting, considering that each Holder shall have one vote per each Certificado Bursatil held by it.

e)           The presence of Holders which, jointly or individually, represent at least 75% (seventy five percent) of the outstanding Certificados Bursatiles shall be required at the Holder’s meeting, and the decisions therein shall be approved through the majority of votes of the Holder’s present at such meeting, considering that each Holder shall have one vote per each Certificado Bursatil held by it, in the following circumstances:

1.  When discussing the revocation of the Common Representative’s appointment and/or appointment of a new common representative;

2.  When consenting or authorizing the Issuer or its subsidiaries to default on their significant obligations under the Certificados Bursatiles; or

3.  When carrying out any amendment to the terms or conditions of the Certificados Bursatiles or granting extensions or stand-still agreements to the Issuer with respect to the payment of principal and interests pursuant to the Certificados Bursatiles; or

4.  When declaring the acceleration of theCertificados Bursatiles as a result of any of the Events of Default referred to in paragraphs 2, 3, 4(a), 4(b), 5, 7 or 9 of Section “Events of Default” herein.

f)           If the Holder’s meeting is called by virtue of a second or subsequent call to discuss any of the issues set forth in paragraph e) above, the representation of the Holders which, individually or jointly, represent fifty percent plus one of the outstanding Certificados Bursatiles shall be required, and the decisions taken by the latter shall be valid when taken by the majority of the votes of the Holders present at such meeting, considering that each Holder shall have one vote per each Certificado Bursatil held by it.

Translation into English from Spanish version

g)           In order to attend the Holder’s meetings, the Holders shall deposit the deposit certification issued by Indeval and the listing that for such effects is issued by the corresponding financial institution or clearing house and that serves as a complement, if applicable, with respect to the Certificados Bursatiles of which they are owners, in the place designated in the call for the Holder’s meeting, at least on the Business Day prior to the date on which the Holders may be represented in the meeting by an attorney-in-fact, authorized through a power of attorney duly formalized or proxy executed before two witnesses.

h)           The Holders of Certificados Bursatiles which the Issuer or any related party to the Issuer acquired, directly or indirectly, in the market, may in no case be represented at the Holder’s meetings.

i)           Minutes of each of the Holder’s meetings shall be prepared, which will be signed by whoever acted as president and secretary. The attendance list, signed by the attendants and by the examiner. The minutes as well as the certificates and other data and documents referring to the participations in the Holders meetings or if the Common Representative, shall be held by the latter and may be, at all times, reviewed by the Holders. The Holders shall have the right, at their own expense, to have the Common Representative issue certified copies of such instruments.

j)           In order to calculate the assistance quorum at the Holder’s meeting, the base shall be the number of outstanding Certificados Bursatiles. The Holder’s meeting shall be presided over by the Common Representative and, each of the Holders shall have as many votes as may correspond to them in virtue of the Certificados Bursatiles held by them, considering one vote per outstanding Certificado Bursatil.

Notwithstanding the provisions set forth in this section, the resolutions taken outside of a Holder’s meeting, by unanimity of the Holders which, jointly or individually, represent the entirety of the Certificados Bursatiles with voting rights shall have, for all applicable legal purposes, the same validity as if they had been adopted in a convened meeting, as long as they are confirmed in writing.

The Holder’s meetings shall be held in the corporate domicile of the Common Representative, upon failure or impossibility to do so, in the place set forth in the corresponding call.

The content of the certificate documenting the Issuance shall not limit or affect the rights of the Holders, if applicable, pursuant to article 223 of the Mexican Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito).

Translation into English from Spanish version

8	Name of Parties with Relevant Participation in the Offer.

The following parties, in the capacities mentioned below, participated in the advisory and consulting regarding the Issuance described in this Supplement:

Issuer	Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.

Underwriters
Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex, J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero and HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC

Rating Agencies	Standard & Poor’s, S.A. de C.V. and Fitch México, S.A. de C.V.

Legal Advisors	Galicia Abogados, S.C.

The relationship with the investors shall be under the responsibility of Israel Magaña in the offices of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., located in the International Airport of Monterrey, Loading Zone, carretera Miguel Alemán, Km 24 s/n, Apodaca, N.L., C.P. 66600; or to the telephone number (81) 86-25-43-00 or to the following email address: imagana@oma.aero

None of experts or advisors of the Issuer which participated in the preparation of this Supplement is holder of a significant portion of the shares of the issuer or its subsidiaries nor has a direct or indirect economic interest which depends on the success of the offering.

Translation into English from Spanish version

II	RESPONSIBLE PARTIES

The undersigned represent under oath, that within the scope of our respective duties, we have prepared the information regarding the Issuer contained in this Supplement, which, to the best of our knowledge, reasonably reflects the situation thereof. Furthermore, we represent that we do not have knowledge of any relevant information which may have been omitted or misrepresented in this Supplement nor that it contains information which may mislead investors.

Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.

[Illegible signature]	[Illegible signature]

Porfirio González Álvarez	José Luis Guerrero Cortés
Chief Executive Officer	Adjunct Chief Executive Officer of Finance and Administration

[Illegible signature]

Manuel de la Torre Meléndez
General Counsel

Translation into English from Spanish version

The undersigned represents under oath, that the company it represents in its capacity as Underwriter, has performed the investigation, review and analysis of the Issuer’s business, as well as participated in the definition of the terms of the public offering and that, to the best of its knowledge, such investigation was thorough and detailed enough to reach an adequate understanding of the business. Furthermore, the company it represents does not have knowledge of any relevant information which may have been omitted or misrepresented in this Supplement nor that it contains information which may mislead investors.

Furthermore, the company it represents agrees to make its best efforts to achieve the best distribution of the Certificados Bursatiles subject to the public offering, in order to reach an adequate pricing in the market and has informed the Issuer on the meaning and scope of the liabilities that it will have to assume before the general public, the competent authorities and other participants in securities market, as a entity having registered securities with the National Securities Registry and in the Exchange Market.

Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa,
Integrante del Grupo Financiero Banamex

[Illegible signature]

Francisco de Asís Vicente Romano Smith
Attorney-in-fact

Translation into English from Spanish version

The undersigned represent under oath, that the company they represent in their capacity as Underwriters, has performed the investigation, review and analysis of the Issuer’s business, as well as participated in the definition of the terms of the public offering and that, to the best of its knowledge, such investigation was thorough and detailed enough to reach an adequate understanding of the business. Furthermore, the company it represents does not have knowledge of any relevant information which may have been omitted or misrepresented in this Supplement nor that it contains information which may mislead investors.

Furthermore, the company we represent agrees to make its best efforts to achieve the best distribution of the Certificados Bursatiles subject to the public offering, in order to reach an adequate pricing in the market and has informed the Issuer on the meaning and scope of the liabilities that it will have to assume before the general public, the competent authorities and other participants in securities market, as a entity having registered securities with the National Securities Registry and in the Exchange Market.

HSBC Casa de Bolsa, S.A. de C.V.,
Grupo Financiero HSBC.

Yamur Severiano Muñoz Gómez
Attorney-in-fact

[Illegible signature]

Rafael Cutberto Navarro Troncoso
Attorney-in-fact

Translation into English from Spanish version

The undersigned represents under oath, that the company it represents in its capacity as Underwriter, has performed the investigation, review and analysis of the Issuer’s business, as well as participated in the definition of the terms of the public offering and that, to the best of its knowledge, such investigation was thorough and detailed enough to reach an adequate understanding of the business. Furthermore, the company it represents does not have knowledge of any relevant information which may have been omitted or misrepresented in this Supplement nor that it contains information which may mislead investors.

Furthermore, the company it represents agrees to make its best efforts to achieve the best distribution of the Certificados Bursatiles subject to the public offering, in order to reach an adequate pricing in the market and has informed the Issuer on the meaning and scope of the liabilities that it will have to assume before the general public, the competent authorities and other participants in securities market, as a entity having registered securities with the National Securities Registry and in the Exchange Market.

J.P. Morgan Casa de Bolsa, S.A. de C.V.,
J.P. Morgan Grupo Financiero

[Illegible signature]

José Oriol Bosch Par
Attorney-in-fact

Translation into English from Spanish version

III EXHIBITS

Exhibit 1.                      Certificate evidencing this Issuance

Translation into English from Spanish version

Authorization from the Mexican National Banking and Securities Commission number 153/31098/2011 dated July 12, 2011.	Registration number for the First Issuance 3056-4.15-2011-001-01

Code for the certificados bursátiles: OMA 11

Mexico, Federal District, July 15, 2011.

BEARER CERTIFICADO BURSÁTIL
ISSUED BY GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. DE C.V.

FOR AN AGGREGATE AMOUNT OF

$1,300,000,000.00 (one billion three hundred million pesos 00/100 M.N.)

Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (the “Issuer” or “OMA”, indistinctively), hereby agrees to pay $1,300,000,000.00 (one billion three hundred million pesos 00/100 M.N.) plus interest in accordance with the terms provided for in this certificate (the “Certificate”), for a total offering of 13,000,000 (thirteen million) certificados bursátiles (the “Certificados” “Certificados Bursátiles” or “CBs”) to the bearer hereof, par value $100.00 (one hundred pesos 00/100) each (the “Offering”).

This Certificate is being issued for its deposit in administration with S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V., (“Indeval”), evidencing the record ownership of the Certificados Bursátiles by such institution, and carrying out all actions assigned to institutions for the deposit of securities, and that pursuant to applicable laws shall be exercised by institutions for the deposit of securities, with no liability for Indeval other than liabilities for institutions for the deposit of securities pursuant to the Mexican Securities Market Law (“LMV”). Based on the foregoing, this Certificado Bursátil shall be maintained by Indeval in deposit, pursuant to applicable provisions of the LMV.

Registration of the Certificados Bursátiles with the National Securities Registry (“RNV”) does not imply a certification as to the quality of the securities, the Issuer’s solvency or the accuracy or truthfulness of the information contained in the prospectus or the supplement, nor validates any actions carried out in contravention with applicable laws.

The Issuer’s corporate purpose is: i) to acquire, as founder or through acquisitions in incorporated companies, shares, interests or participations in privately- or state-owned companies, engaged in the management, operation including the provision of aeronautical, complementary or commercial services, construction and/or development of civilian airports pursuant to the Airport Law and its Regulations; as well as to participate in the capital stock of companies engaged in the provision of all types of services and vote shares of stock owned by it as may be required, as a group and in the same manner, pursuant to these bylaws or as directed by the Board of Directors, the shareholders’ meeting or any other person authorized by these bylaws to give such an instruction, and to sell, transfer or dispose of any such shares, participations or other securities as permitted by applicable laws; ii) to receive from any other Mexican or foreign entities, companies or individuals, and to provide to companies in which it may hold any interest or participation or to any other entity, company or individual, any services required to achieve their corporate purpose, including, without limitation, technical consulting services related to industrial, administrative, accounting, marketing or financial areas related to the management, operation, construction and/or development of airports; iii) to apply for and obtain, by any means, directly or through its subsidiaries, concessions and permits to manage, operate, build and/or develop airports, as well as to provide any other services required for the development of said airports and to carry out any activity that supports and is related with such purpose, including, without limitation, storage and other activities to supplement or improve its services, as well as to provide guaranties in respect of such concessions and permits.  Subject to the applicable law and the terms of the relevant concessions, the Company may receive, directly or through its subsidiaries, the proceeds from the use of any civilian airport infrastructure, the execution of any agreement, the provision of any service or the conduction of any business activity. Likewise, the Company may also provide merchandise handling, storage and custody services at Bonded Facilities in the different types provided in applicable laws, subject to obtaining any required concessions or authorizations, and to operate, coordinate, direct, supervise and/or render merchandise loading, unloading and handling services as provided in applicable laws; iv) to obtain, acquire, use, transfer, license or dispose all types of patents, invention certificates, registered trademarks, trade names, copyrights or any rights associated therewith, whether in the United Mexican States or abroad; v) to obtain all types of secured and unsecured loans or credit facilities, and to grant loans to any association, company, entity or individual in which the Company holds more than 50% (fifty percent) of the voting capital stock or which is otherwise under its control; vi) to provide all types of guaranties and avales in negotiable instruments issued or obligations assumed by the Company or companies in which the Company may have an interest or participation in excess of 50% (fifty percent) of the voting capital stock or in which it otherwise has control; vii) to issue and subscribe all types of negotiable instruments, to accept them and endorse them, including secured or unsecured debentures; viii) to issue unsubscribed shares of any class of capital stock which shall be maintained in the Company’s Treasury to be delivered upon their subscription, as well as to enter into option agreements with third parties providing for the right to subscribe and pay for any such shares so issued by the Company.  Likewise, the Company may also issue unsubscribed shares pursuant to Article 53 and other related provisions of the Securities Market Law; ix) to maintain, hold, sell, transfer, dispose of or lease all types of assets, movable and real estate property, as well as any in rem rights relating thereto, as may be necessary or convenient to achieve its corporate purpose or the purpose of any association or company in which the Company holds an interest or participation; and x) generally, to carry out and execute any related, incidental or ancillary activities, agreements and transactions that may be necessary or convenient to achieve the abovementioned purposes.

The Issuer’s domicile is Mexico City, Federal District.  The Issuer is a company of Mexican nationality.

1

Translation into English from Spanish version

1.	CB’s face value.

$100.00 (one hundred pesos 00/100 Mexican currency) each.

2.	Amount of the offering of CBs.

$1,300,000,000.00 (one billion three hundred million pesos 00/100 Mexican currency).

3.	Amount of CBs.

13,000,000 (thirteen million)

4.	Date of Publication of Public Offering Announcement.

July 12, 2011.

5.	Book-building Date.

July 13, 2011.

6.	Use of Proceeds.

The net proceeds obtained by the Issuer from the Offering of the Certificados Bursátiles, which are equal to $1,292,367,398.37 (one billion two hundred ninety two million three hundred sixty seven thousand three hundred ninety eight pesos 37/100 Mexican currency), will be used by the Issuer to prepay debt of the Issuer, as well as to finance investments of the Master Development Program.

The loans to be prepaid shall be (i) a loan with Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, which outstanding amount, as of March 30, 2011, was $556,000,000.00 (five hundred fifty six million pesos 00/100 Mexican currency) at an interest rate equal to TIIE (as defined below) plus 450 (four hundred fifty) basis points, maturing in 2017 and used to finance capital expenditures; (ii) a loan with HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, which outstanding amount, as of March 30, 2011, was $5,000,000.00 (five million pesos 00/100 Mexican currency) at an interest rate equal to TIIE plus 350 (three hundred fifty) basis points, maturing in 2012 and used to finance working capital; (iii) a loan with HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, which outstanding amount, as of March 30, 2011, was $200,000,000.00 (two hundred million pesos 00/100 Mexican currency) at an interest rate equal to TIIE plus 350 (three hundred fifty) basis points, maturing in 2018 and used to finance capital expenditures; and (iv) a loan with HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, which outstanding amount, as of March 30, 2011, was $200,000,000.00 (two hundred million pesos 00/100 Mexican currency) at an interest rate equal to TIIE plus 300 (three hundred) basis points, maturing in 2018 and used to finance capital expenditures.

Any remaining amounts from the Offering after payment of the loans referred to above, approximately $339,000,000.00 (three hundred thirty nine million pesos 00/100 Mexican currency) will be used to finance a portion of the Issuer’s yearly capital expenditures. These capital expenditures include the committed investments in the Master Development Program of each airport and the strategic investments for the commercial and real estate expansion.

For purposes of this paragraph, Master Development Program is the program that the Issuer is obligated to file with the Ministry of Communications and Transports (“SCT”), for its approval, every five years, with respect to each of its concessions, which shall describe, among other things, the traffic estimates and plans for expansion, modernization and maintenance, as well as detailed investment plans for the following 15 (fifteen) years; which must be updated every 5 (five) years and filed again with the SCT for its approval. Once approved, the Master Development Program is binding for the following 5 (five) years and is considered integral part of the relevant concession.  On December 2010, the SCT approved the Master Development Plans of the Issuer’s subsidiary concessionaires for the period 2011-2015.  These programs are in effect from January 1, 2011 to December 15, 2015.

7.	Issue Date:

July 15, 2011

8.	Maturity Date.

July 8, 2016

9.	Offering Effective Period.

1,820 (one thousand eight hundred twenty) days, equal to 65 (sixty five) periods of 28 (twenty eight) days

2

Translation into English from Spanish version

10.	Interest Rate of the Certificados Bursátiles.

From the Issue Date and until the Certificados Bursátiles are paid in full, the Certificados Bursátiles shall accrue annual gross interest on its face value at the Annual Gross Interest Rate referred to in the following paragraph, that the Common Representative shall calculate on each relevant date (the “Date of Determination of the Annual Gross Interest Rate”), 2 (two) Business Days prior to each interest period of 28 (twenty eight) days or the actual number of calendar days elapsed up to the relevant Interest Payment Date (the “Interest Periods”) and that shall be applicable for the Interest Period that commences. For the first Interest Period, the Certificados Bursátiles shall accrue annual gross interest on its face value at the Annual Gross Interest Rate Applicable to the First Period and the Interest Period shall contemplate the actual number of calendar days elapsed from the Issue Date to the first Interest Payment Date.

The annual gross interest rate (the “Annual Gross Interest Rate”) shall be calculated by adding 0.70 (zero point seventy) percentage points to the 28-day Interbank Equilibrium Interest Rate (or its successor rate) (“TIIE” or the “Reference Interest Rate”), published by Banco de México, through massive means determined by it, or by any other electronic, computer or telecommunication means, including Internet, authorized to that effect by Banco de México, on the Date of Determination of the Annual Gross Interest Rate or, if the latter may not be obtained, within the 22 (twenty two) Business Days before, in which case the applicable rate shall be the rate published on the closest Business Day to such date.  Once the 0.70 (zero point seventy) percentage points are added to TIEE or the Reference Interest Rate, shall be capitalized or, as the case may be, make equal to the actual number of days elapsed up to the relevant Interest Payment Date.

In the event that TIIE ceases to exist or is no longer published, the Common Representative shall use as successor interest rate to determine the Annual Gross Interest Rate of the Certificados Bursátiles (that, for all purposes, shall be deemed as the Annual Gross Interest Rate) the rate published by Banco de México as successor interest rate of TIIE applicable to the closest period to the relevant period.

In order to determine the Reference Interest Rate capitalized or, as the case may be, equal to the actual number of days elapsed up to the relevant Interest Payment Date, the Common Representative shall use the following formula:

Where:

TC =Reference Interest Rate capitalized or equal to the actual number of days elapsed up to the relevant Interest Payment Date.
TR =TIIE or Reference Interest Rate plus 0.70 (zero point seventy) percentage points.
PL =Period of TIIE or the Reference Interest Rate in days.
NDE =Number of days actually elapsed up to the relevant Interest Payment Date.

Interest accrued on the Certificados Bursátiles shall be computed from the Issue Date or the beginning of each Interest Period, as the case may be, and the calculation to determine the rate and amount of interest payable shall contemplate the calendar days actually elapsed up to the relevant Interest Payment Date.  All calculations shall be rounded up to hundredths.

Interest accrued on the Certificados Bursátiles shall be paid as provided in section “Interest Payment Dates” below.

To determine the amount of interest payable on each interest payment date with respect to the Certificados Bursátiles, the Common Representative shall use the following formula:

Where:

I = The relevant Gross Interest of the Interest Period.
VN = Aggregate face value amount of the outstanding Certificados Bursátiles.
TB = Annual Gross Interest Rate.
NDE = Number of days actually elapsed up to the relevant Interest Payment Date.

Once an Interest Period has commenced, the relevant Annual Gross Interest Rate shall not be modified during such Interest Period.

The Common Representative shall notify the Mexican Banking and Securities Commission (“CNBV”) and Indeval in writing with at least 2 (two) Business Days in advance of the Interest Payment Date or, as the case may be, the Maturity Date, the amount of interest payable and the Annual Gross Interest Rate. The Common Representative shall also notify the Bolsa Mexicana de Valores, S.A.B. de C.V. (“BMV”) through EMISNET (or by other means determined by it), no later than the Business Day immediately prior to the payment date..

3

Translation into English from Spanish version

The Certificados Bursátiles shall cease to accrue interest from the date they become fully payable, provided that the Issuer or the Common Representative shall have deposited in trust the principal amount and, as the case may be, the corresponding interest, with Indeval, no later than 11:00 a.m. on such date..

Pursuant to Article 282 of the LMV, the Issuer agrees that the corresponding certificate shall have no coupons, serving for such purposes, for all legal effects, the certifications issued by Indeval for such effects.

For purposes of this Certificate, Business Day shall mean any day, other than Saturday or Sunday, on which banking institutions are required to be opened to execute transactions with the general public, pursuant to the calendar published periodically by the CNBV.

The rate resulting from the foregoing calculations shall be referred to as the Annual Gross Interest Rate of the Certificados Bursátiles.

11.	Optional Prepayment

The Issuer shall be entitled to prepay in whole, but not in part, the Certificados Bursátiles at face value, commencing on (and including) the date that is the second anniversary of the issue date of the Certificados Bursátiles and on each interest payment date thereafter, provided that, the Issuer (i) notifies the Holders of Certificados Bursátiles outstanding (the “Holders”) through the Common Representative, its intention to prepay the Certificados Bursátiles at least fifteen (15) calendar days prior to the date selected as the prepayment date (the “Prepayment Date”) and (ii) on the Prepayment Date, pays the Holders the outstanding principal amount of the Certificados Bursátiles, any accrued and unpaid interest on the Certificados Bursátiles and, if applicable, the Prepayment Premium (as defined below). Such notice shall be made by publication through SEDI (or through any other means determined by the BMV).  The Common Representative shall give the same notice in writing to Indeval.

The Common Representative, two (2) Business Days prior to the Prepayment Date (such date, the “Calculation Date”), shall calculate the Prepayment Premium taking the arithmetic average of the quotes of the Certificados Bursátiles (not including accrued interest (or “clean” price)) published during the thirty (30) Business Days prior to the Calculation Date by two companies authorized by the CNBV to valuate and publish indications of prices of financial instruments selected by the Common Representative (the “Arithmetic Average”). In the event that the Arithmetic Average is higher than the face value of the Certificados Bursátiles, the “Prepayment Premium” for each Certificados Bursátil payable on the Prepayment Date shall be the difference between the Arithmetic Average and the face value of each Certificados Bursátil. In the event that the Arithmetic Average is less than the face value of the Certificados Bursátiles, the Issuer shall not be obligated to pay any Prepayment Premium.  The Common Representative shall notify in writing (i) to Indeval, no later than on the Calculation Date, and (ii) to the Issuer, the CNBV and the BMV (through any means determined by the latter), no later than the Business Day prior to the Payment Date, the results of the calculations made.

12.	Interest Rate applicable to the first Interest Period

5.51% (five point fifty one per cent).

13.	Default Interest.

In case of a default in the payment of interest and/or principal of the Certificados Bursátiles, default interest will accrue on the unpaid principal amount of Certificados Bursátiles at the Annual Gross Interest Rate applicable at the moment of the default, plus 2 (two) percentage points.  Default interest shall be paid upon demand at the offices of the Common Representative (whose domicile is provided in section “Place and Form of Payment of Principal and Interest” of this Certificate) from the date the default occurs and until the principal amount has been paid in full.  Default interest shall accrue from the Business Day immediately following the acceleration date of such Certificados and until the unpaid amount is paid in full, on the basis of a 360 (three hundred sixty)-day year and for the days actually in default.

14.	Payment Date and Prepayment of Principal.

The principal amount of Certificados Bursátiles shall be paid through a single payment on the Maturity Date, that being, July 8, 2016, upon delivery of the Certificate or the certification issued by Indeval.  If the day when a payment is due is not a business day, payment shall be made on the following business day.

15.	Interest Payment Date.

Interest on the Certificados Bursátiles shall be paid during 65 (sixty five) periods of 28 (twenty eight) calendar days each (the “Interest Periods”) on the following dates:

4

Translation into English from Spanish version

Period	Payment Date	Period	Payment Date
1.	August 12, 2011	2.	September 9, 2011
3.	October 7, 2011	4.	November 4, 2011
5.	December 2, 2011	6.	December 30, 2011
7.	January 27, 2012	8.	February 24, 2012
9.	March 23, 2012	10.	April 20, 2012
11.	May 18, 2012	12.	June 15, 2012
13.	July 13, 2012	14.	August 10, 2012
15.	September 7, 2012	16.	October 5, 2012
17.	November 2, 2012	18.	November 30, 2012
19.	December 28, 2012	20.	January 25, 2013
21.	February 22, 2013	22.	March 22, 2013
23.	April 19, 2013	24.	May 17, 2013
25.	June 14, 2013	26.	July 12, 2013
27.	August 9, 2013	28.	September 6, 2013
29.	October 4, 2013	30.	November 1, 2013
31.	November 29, 2013	32.	December 27, 2013
33.	January 24, 2014	34.	February 21, 2014
35.	March 21, 2014	36.	April 18, 2014
37.	May 16, 2014	38.	June 13, 2014
39.	July 11, 2014	40.	August 8, 2014
41.	September 5, 2014	42.	October 3, 2014
43.	October 31, 2014	44.	November 28, 2014
45.	December 26, 2014	46.	January 23, 2015
47.	February 20, 2015	48.	March 20, 2015
49.	April 17, 2015	50.	May 15, 2015
51.	June 12, 2015	52.	July 10, 2015
53.	August 7, 2015	54.	September 4, 2015
55.	October 2, 2015	56.	October 30, 2015
57.	November 27, 2015	58.	December 25, 2015
59.	January 22, 2016	60.	February 19, 2016
61.	March 18, 2016	62.	April 15, 2016
63.	May 13, 2016	64.	June 10, 2016
65.	July 8, 2016

If the day when a payment is due is not a Business Day, payment shall be made on the following Business Day; provided that the amount of interest payable shall include the actual number of calendar days elapsed up to the relevant interest payment date.

16.	Place and Form of Payment of Principal and Interest.

Principal and interest accrued on the Certificados Bursátiles shall be paid at maturity and on each payment date, respectively, by means of a wire transfer at the domicile of Indeval, located at Paseo de la Reforma No. 255, tercer piso, Delegación Cuauhtémoc, C.P. 06500, México, D.F., upon delivery of the Certificate or the certifications issued by Indeval.

Payment of default interest shall be made at the offices of the Common Representative located at Paseo de la Reforma No. 284, Col. Juárez, México D.F. C.P. 06600.

17.	Depositary.

The Certificate representing the Certificados Bursátiles shall be deposited with Indeval, for the purposes provided in article 282 and other applicable articles of the LMV.

Pursuant to article 282 of the LMV, the Issuer determined that the Certificate documenting the Offering shall not include coupons, serving for such purposes, for all legal effects, the certifications issued by Indeval for such effects.

18.	Potential Purchasers.

Individuals and entities when, as the case may be, their investment regime expressly allows them to. The potential purchasers shall carefully consider all the information contained in the prospectus and supplement related to each issuance.

19.	Taxation.

This section contains a brief description of certain taxes applicable in the United Mexican States (“Mexico”) to the acquisition, ownership and disposition of debt instruments such as certificados bursátiles by investors resident and not resident in Mexico for tax purposes, but does not intend to be a complete description of all the tax considerations that would be relevant in deciding whether to acquire or dispose of certificados bursátiles.

Current tax rules may be changed throughout the effectiveness of the Certificados Bursátiles Program (the “Program”). We recommend invertors to consult their tax advisors independently with respect to the relevant legal provisions applicable to the acquisition, ownership and disposition of debt instruments such as certificados bursátiles prior to investing in them.  The applicable withholding rate with respect to interest paid is subject to (i) for individuals and entities resident in Mexico for tax purposes, the provisions of articles 58, 160 and other applicable provisions of the Income Tax Law in effect, and (ii) for individuals and entities residing abroad for tax purposes, the provisions of article 195 and other applicable provisions of the Income Tax Law in effect, and depends on the actual beneficiary of interest.

5

Translation into English from Spanish version

20.	Guarantee.

None.

21.	Issuer’s Covenants

Covenant to Provide

Pay all principal and interest deriving from the Certificate representing this Offering.

Affirmative Covenants

Unless authorized in writing by the Holders of the Majority of Certificados Bursátiles (as determined in section “Holders’ Meetings” in this Certificate), commencing on the date hereof and until the Certificados Bursátiles are paid in full, the Issuer severally covenants, and in the specific cases mentioned below, shall cause its Subsidiaries to comply, with the following:

1.
Disclosure and Delivery of Information. (a) Disclose to the public, through the means established in applicable law, on the dates provided in the General Rules, a complete copy of the financial statements of the Issuer at the end of each quarter and any other information that the Issuer must disclose quarterly pursuant to the General rules applicable to issuers and other security market participants published in the Official Gazette of the Federation (“DOF”) on March 19, 2003, as amended (the “General Rules”) including, without limitation, a document that informs on the exposure of the Issuer to derivative financial instruments as of the end of the previous quarter.

(b) Disclose to the public, through the means established in applicable law, on the dates provided in the General Rules, a complete copy of the year-end audited financial statements of the Issuer and any other information that the Issuer must disclose annually pursuant to the General Rules.

(c) Inform the Common Representative in writing, within 5 Business Days following the Chief Executive Officer, Chief Operating Officer or the Chief Financial Officer of the Issuer or any officer with similar hierarchy and, in any case, with general powers of attorney for acts of administration to act in the name and on behalf of the Issuer (each, a “Responsible Officer”), acquiring knowledge thereof, of any circumstance that constitute or may constitute an Event of Default hereunder.

(d) Provide the CNBV, the BMV and the general public with the financial, economic, accounting and administrative information described in the General Rules.

2.	Corporate Existence; Accounting; Compliance with Lays and Contractual Obligations, and Authorizations.

(a) Preserve its legal existence and that of its Subsidiaries (as defined below) and maintain itself and its Subsidiaries as a going concern, except as permitted under paragraph 2 of section “Negative Covenants” below.

(b) Maintain its accounting pursuant to the Normas the Información Financiera (the “NIFs”), the International Financing Reporting Standards or IFRS (“NIIF”) or any other principles or accounting criteria replacing any of the NIF in Mexico or the NIIF pursuant to applicable law.

(c) Comply and maintain, and cause its Subsidiaries to comply and maintain, the Concessions or any other authorization, approval, right, franchise, license, permit, certification, exemption, presentation, report or registry by or before any governmental authorization necessary for carrying out of activities, the development of the corporate purpose, and the operation and conduction of business of the Issuer and its Subsidiaries (the “Governmental Authorizations”), as well as any other laws, rules, orders, norms or requests from any applicable governmental authority (including, in connection with the Governmental Authorizations, laws and regulations relating to airports and laws and regulations relating to communications and transportation, the rules issued by the SCT and the General Office of Civil Aeronautics (Dirección General de Aeronáutica Civil), social security, labor, pension and antitrust, as well as Environmental Laws and regulations), as well as with all of its obligations derived from any agreement, contract, security or instrument to which they are a party, except that failure to comply with the foregoing does not adversely and materially affect the operations or financial condition of the Issuer or any of its Subsidiaries.

(d) Maintain, and cause its Subsidiaries to maintain, in full force and effect, all Governmental Authorizations that are required pursuant to applicable laws to carry out its business and that of its Subsidiaries, as well as to maintain its rights thereunder, except for those Governmental Authorizations other than the Concessions that, if not maintained in full force and effect, does not adversely and materially affect the operations or financial condition of the Issuer or any of its Subsidiaries.

6

Translation into English from Spanish version

For purposes of this Certificate, Subsidiary means, with respect to any person, any entity or company, of any nature, with respect to which such person, directly or indirectly, (i) is owner of fifty percent (50%) or more of its capital stock or its shares or equity interest or fifty percent (50%) or more of the voting rights, or (ii) Controls the administration through any means.  Also, Environmental Laws means all the laws, regulations, norms, codes, official communications, decrees, permits, licenses and opinions issued by Governmental Authorities pursuant to applicable laws, effective on this date, related to: (i) pollution (including historic pollution), remedies or Environmental protection, (ii) the adequate use of natural resources, such as water, including without limitation, the Mexican Law of National Waters (Ley de Aguas Nacionales) and its regulations, the Mexican Duties Law (Ley Federal de Derechos) and the corresponding Mexican Official Standards (Normas Oficiales Mexicanas), or (iii) the storage, generation, treatment, disposal or use of Hazardous Substances, including without limitation, the Mexican Law for Ecological Equilibrium and Environment Protection (Ley General de Equilibrio Ecologico y Proteccion al Ambiente) and its technical norms, the Mexican Law for the Prevention and Integral Management of Residues (Ley General para la Prevención y Gestión Integral de los Residuos) and other regulations regarding hazardous wastes, as well as other laws, regulations and Mexican federal, state or local laws referring to environmental matters which contain obligations.

3.	Use of Proceeds. Use the proceeds of the Offering as provided in this Certificate, which shall be evidenced by a certification sent to the Common Representative.

4.	Registration and Listing. Maintain the registration of the Certificados Bursátiles with the RNV and listing with the BMV.

5.
Assets and Insurance. (a) Maintain the assets necessary to carry out its business and that of its Subsidiaries, in good condition, except for the ordinary wear and tear, and carry out all repairs, replacements and improvements necessary for the correct performance of such assets.

(b) Maintain and contract, and cause its Subsidiaries to maintain and contract, with recognized insurance companies, adequate insurance over its assets or those used in its business, in terms similar to those currently contracted.

6.
Tax Covenant. The Issuer shall, and shall cause its Subsidiaries to, comply and be up-to-date with payments relating to taxes, contributions, duties and governmental charges applicable, determined, imposed or enforced against them, except for taxes, contributions, duties and governmental charges (regardless of the amount) which constitutionality or enforceability is pending to be resolved and subject to a dispute with, or to deferral requested to, the relevant tax authorities, so long as the Issuer or, as the case may be, the relevant Subsidiary (a) has in good faith established defenses pursuant to applicable tax laws, (b) has established or maintains sufficient reserves if required pursuant to applicable NIF or NIIF, in case payment is upheld by an order not subject to appeal, and (c) has guaranteed the tax liability pursuant to applicable tax laws, as applicable.

7.
Labor Covenant. The Issuer shall, and shall cause its Subsidiaries to, comply and be up-to-date with payments relating to its labor obligations (including, without limitation, quotas to the Mexican Social Security Institute (Instituto Mexicano del Seguro Social), to the Workers’ Housing National Fund Institute (Instituto del Fondo Nacional para la Vivienda de los Trabajadores), as well as contributions to the Pension Fund System (Sistema de Ahorro para el Retiro), or any other contribution provided in applicable laws and regulations, except for such labor obligations (regardless of the amount) which application and enforceability is pending to be resolved and subject to a dispute with, or to deferral requested to, the relevant authorities, so long as the Issuer or, as the case may be, the relevant Subsidiary (a) has in good faith established defenses pursuant to applicable laws, (b) has established or maintains sufficient reserves if required pursuant to applicable NIF or NIIF, in case payment is upheld by an order not subject to appeal, and (c) has guaranteed the labor liability pursuant to applicable laws, as applicable.

8.
Ranking (Pari Passu).  The Issuer shall carry out all necessary actions for its obligations under the Certificados Bursátiles to constitute direct and unsecured obligations of the Issuer and have the same priority in payment, in the event of a concurso mercantil, as the rest of its direct and unsecured obligations, except for the preferences that may be applicable by operation of law.

9.
Mandatory Prepayment of Certificados Bursátiles.  Upon the occurrence of a Change of Control, the Issuer shall be obligated to carry out and commence, through the BMV and pursuant to the procedures provided in this Section and the relevant information memorandum, a tender offer with respect to the Certificados Bursátiles (the “Prepayment Offer”) no later than 15 (fifteen) Business Days following the occurrence of such Change of Control.  Pursuant to such Prepayment Offer, the Holder shall be entitled to accept the prepayment of the Certificados Bursátiles then outstanding (the “Purchase Option”), at 101% (one hundred one per cent) of the face value of the Certificados Bursátiles (the “Prepayment Price”) plus any accrued and unpaid interest on the Prepayment Date (as defined below).

Upon the occurrence of a Change of Control and notwithstanding its obligation to carry out a Prepayment Offer, the Issuer shall be obligated to notify the Common Representative and the general public in writing (through the BMV’s systems), no later than 5 Business Days following the occurrence of such event.  The Common Representative shall notify Indeval of such event as soon as possible.

The Holders shall be entitled to exercise the Purchase Option as provided in the Prepayment Offer, which terms shall be included in the relevant information memorandum.  To that effect, the Holders shall have a period of at least 20 (twenty) Business Days (from the date the Prepayment Offer is launched) to exercise, pursuant to the procedures established in the Prepayment Offer, the Purchase Option (the “Exercise Period”).

7

Translation into English from Spanish version

If any Holder decides to accept the Purchase Option, the Issuer shall be obligated to prepay the Certificados Bursátiles relating to the Purchase Option being accepted. Once the Exercise Option has elapsed, the Issuer shall pay the Holders that exercised the Prepayment Option at the Prepayment Price plus accrued and unpaid interest on the Prepayment Date, which payment shall be made no later than the third Business Day following the expiration of the Exercise Period (the “Prepayment Date”).  Such payment shall be made through Indeval. To that effect, the Issuer shall inform the Common Representative in writing and the Common Representative shall inform Indeval and the BMV through SEDI (or through any other means determined by the BMV), no later than 2 Business Days from the Prepayment Date.

On the Prepayment Date and pursuant to the procedure provided in the Prepayment Offer, the Issuer shall receive, on an account from any of the custodians of Indeval, which shall be notified to the Holders, the Certificados Bursátiles held by the Holders that accepted the Purchase Option.  The Holders that accept the Purchase Option shall instruct its clearing house or custodian to transfer their Certificados Bursátiles to the issue account determined, so that the prepaid Certificados Bursátiles are withdrawn and cancelled.  The settlement of the Prepayment Price shall be for an amount equal to the Prepayment Price multiplied by the amount of Certificados Bursátiles which Purchase Option was exercised.

For purposes of the foregoing, the relevant clearing houses or custodians shall instruct Indeval to effect the transfer of the securities to the issue account informed by the Issuer.  For that effect, the relevant accounts and amounts shall have been instructed to carry out the transfers of securities, provided that the securities shall be delivered upon payment thereof.

The Holders that decide not to exercise their Purchase Option shall maintain their relevant certificates and the payment obligation by the Issuer shall prevail until the principal amount of the Certificados Bursátiles is paid in full.

The Issuer, at the expiration of the Prepayment Offer, shall substitute the relevant Certificate representing the Certificados Bursátiles and shall deposit with Indeval the new certificate representing the number of Certificados Bursátiles which Purchase Option was not exercised.

In connection with the Prepayment Offer, the Issuer shall comply with all requirements provided in the LMV and the General Rules.

The Common Representative shall deliver to Indeval the information that it must receive in connection with the Prepayment Offer.

For purposes of this Certificate, Change of Control means (i) Empresas ICA, S.A.B. de C.V. (“ICA”) and Aeroports de Paris, S.A. (“ADP”), individually or jointly, directly or indirectly, cease to have the right, for whichever reason other than the conversion of the entirety of “BB” shares into “B” shares of the Issuer, to determine the way to vote the series “BB” shares issued by the Issuer representing at least 7.65% of the Capital Stock of the Issuer, or (ii) that ICA for any reason different to a conversion of the totality of the “BB” shares in “B” shares of the Issuer, directly or indirectly, ceases to be entitled to voting and special rights conferred in the Issuer’s bylaws in effect on the date hereof to series “BB” shares, or (iii) that, in the event that the totality of the series “BB” shares were converted in the Issuer’s series “B” shares, that ICA and ADP cease to be entitled, individually or in the aggregate, directly or indirectly, to the right to determine the way to vote the series “B” shares issued by the Issuer representing at least 50% plus one share of Capital Stock of the Issuer.

Concessions means the concessions that the Mexican Ministry of Communications and Transport granted the Subsidiaries of the Issuer on June 29, 1998 and its amendment dated September 12, 2000 to administer, operate and exploit the Acapulco Airport, the Ciudad Juarez Airport, the Culiacan Airport, the Chihuahua Airport, the Durango Airport, the Mazatlan Airport, the Monterrey Airport, the Reynosa Airport, the San Luis Potosi Airport, the Tampico Airport, the Torreon Airport, the Zacatecas Airport and the Zihuatanejo Airport, during a period of 50 years as of November 1, 1998.

Negative Covenants

Unless authorized in writing by the Holders of the Majority of Certificados Bursátiles, commencing on the date hereof and until the Certificados Bursátiles are paid in full, the Issuer severally covenants, and in the specific cases mentioned below, shall cause its Subsidiaries to comply, with the following:

1.	Line of Business. Not modify nor cause its Subsidiaries to modify their main lines of their business considered as a whole.

2.
Mergers, Asset Dispositions.  (a) Not merge, spin off, dissolve or liquidate, nor allow any of its Subsidiaries to merge, spin off, dissolve or liquidate, except for (i) mergers in which the Issuer or the Subsidiary, as the case may be, is the merging company, (ii) mergers in which the company resulting from the merger assumes the obligations of the Issuer, (iii) mergers that do not result in a Change of Control, or (iv) dissolutions and liquidations of the Subsidiaries that the Issuer deems convenient to make its corporate structure more efficient and that do not result directly in an Event of Default.

(b) Not sell, lease or otherwise dispose of Important Assets (including shares representing capital stock of any Subsidiary), nor allow any of its Subsidiaries to do so, except for (i) sales in the ordinary course of operations, (ii) sales of obsolete or discontinued equipment and (iii) sales among Subsidiaries or between the Issuer and its Subsidiaries.

8

Translation into English from Spanish version

3.
Transactions with Affiliates.  (a) Not modify, nor allow its Subsidiaries to modify, the Technical Assistance Agreement, the Services Agreement and/or the Multiannual Services Agreement, in such a manner that the terms and conditions imposed to the Issuer would be more onerous that the current terms and conditions thereunder.

(b) Not execute, nor allow its Subsidiaries to execute, transactions with Affiliates, except for transactions in the ordinary course of business, under reasonable conditions not less favorable to the Issuer or any of its Subsidiaries, as the case may be, that would be included in a comparable transaction on an arm’s-length-basis with a non-Affiliate person.

4.
Limitation on Payments of Dividends. (a) Not allow any of its Subsidiaries to execute any agreement that, directly or indirectly, would impose a restriction to pay dividends or other distributions in cash to their shareholders, provided that such obligation does not apply to limitations or restrictions in agreements or instruments executed prior to the issuance date of the Certificados Bursátiles.

(b) The Issuer shall refrain from paying dividends or carrying out any other distribution of any nature to its shareholders, in cash or in kind if (i) it shall have occurred (y) and Event of Default or (z) an event that with the passage of time, declaration or both, may result in an Event of Default, or (ii) as a result of such payment an Event of Default occurs.

5.
Liens.  Not create, nor allow any of its Subsidiaries to create, a Lien, except for (i) Permitted Liens or (ii) simultaneously with the creation of any Lien, the Issuer secures in the same form and extent its obligations under the Certificados Bursátiles.

6.
Indebtedness. The Issuer shall not allow any of its Subsidiaries to incur in additional Debt, except for the following (i) Debt among Subsidiaries, (ii) Debt incurred by the Subsidiaries with the Issuer, (iii) Debt incurred or to be incurred under the UPS Capital Business Credit Agreements up to an amount equal to US$23,000,000.00 (or its equivalent in any other currency), and (iv) Debt incurred with third parties (other than Debt referred to in paragraph (iii) above) up to an amount equal to US$2,000,000.00 (or its equivalent in any other currency).

7.	Third Party Guarantees. Not assume nor guarantee, in any way, third party Debt or other obligations of third parties.

Events of Default.

In case any of the following events were to occur (each one, an “Event of Default”), the Certificados Bursatiles may be accelerated under the following terms and conditions:

1.	Failure to Pay Interests. If the Issuer fails to pay interests within the three (3) Business Days following the date of maturity.

2.
False or Incorrect Information. If the Issuer discloses to the public information on its financial, accounting or legal information, which is false or incorrect, in any material aspect, and such information is not rectified within the fifteen (15) Business Days following the date on which any Responsible Officer learns of such situation.

3.
Default in Obligations pursuant to the Certificados Bursatiles. If the Issuer or any of its Subsidiaries default on any of their covenants contained in the Certificate evidencing this Issuance, provided that for cases of default of the obligations set forth in sections 1(a), 1(b) and 8 of the section “Affirmative Covenants” herein above, it shall be considered that the Issuer is in default of the latter if such default is not remedied within the thirty (30) calendar days following the date in which the Issuer receives a written notice from the Common Representative specifying the default of the relevant obligation, and (ii) for cases of default in the obligations set forth in paragraphs 2(b), 2(c), 5, 6 and 7 of the section “Affirmative Covenants” contained herein above, it shall be considered that the Issuer is in default of said obligations when such default is not remedied within the thirty (30) calendar days following the date of such default.

4.
Revocation or Termination of Concessions. If (a) the terms and conditions of the Concessions are modified in such a way as to limit or negatively and materially affect the rights currently granted by the Concessions to the Issuer or its Subsidiaries, (b) for any reason a governmental authority were to requisition, seize or attach the facilities and operations of an airport operated by the Issuer as long as such requisition, seizure or attachment has been ordered by a competent judicial authority through a resolution not subject to an appeal, or (c) any of the Concessions is revoked or terminated, as long as such revocation or termination has been ordered by a competent judicial authority through a resolution not subject to an appeal.

5.
Default of Other Obligations. If (i) the Issuer or any of its Subsidiaries does not pay, upon maturity (after any applicable grace period), any amount of principal or interests due with respect to a Material Debt, or (ii) the acceleration is declared on any Material Debt which forces the Issuer or its Subsidiaries to pay an amount greater to US$10’000,000.00 (or its equivalent in any other currency) prior to its original maturity.

6.
Insolvency. If the Issuer or any of its Subsidiaries were declared bankrupt by a competent judicial authority through a resolution not subject to an appeal, or if the Issuer or any of its Subsidiaries admits in writing its inability to pay its debts on their maturity.

7.
Resolutions. If a definitive judicial resolution (not subject to appeal or other challenges) is issued against the Issuer or its Subsidiaries which, individually or jointly with any other judicial resolution with such characteristics, exceed the amount of US$10’000,000.00 (or its equivalent in any other currency) and such resolution is not paid or guaranteed within the 30 (thirty) calendar dates as of the date thereof.

9

Translation into English from Spanish version

8.	Validity of the Certificados Bursátiles. If the Issuer rejects, claims or challenges the validity or enforceability of the Certificados Bursatiles.

9.
Prepayment Offer due to a Change of Control. In the event that the Issuer does not initiate and carry out the Prepayment Offer when a Change of Control has occurred in the manner set forth in the section “Mandatory Repayment of Certificados Bursatiles”.

In the event that any of the events mentioned in paragraphs 4(c), 6 or 8 above occurs, the Certificados Bursatiles shall be automatically matured, without the need for prior notice of default, presentation, payment request, protest or notice of any kind, judicial or extrajudicial, becoming immediately enforceable the outstanding principal of the Certificados Bursatiles, the accrued and outstanding interest with respect to such sum and all other amounts owed and which are derived therefrom.

In case an event mentioned in paragraph 1 above occurs (and once the applicable grace period has elapsed), all the amounts payable by the Issuer pursuant to the Certificate evidencing this Issuance may be declared as accelerated, as long as at least one (1) Holder delivers a notice to the Common Representative indicating its intentions to declare the acceleration of the Certificados Bursatiles, in which case the outstanding principal amount, the accrued and outstanding interests with respect to such and all other amounts owned in connection to the Certificados Bursatiles shall be immediately enforceable.

In case any of the events mentioned in paragraphs 2, 3, 4(a), 4(b), 5, 7 or 9 above occurs, (and if applicable, all the corresponding grace periods have elapsed), all the amounts payable by the Issuer pursuant to the Certificados Bursatiles may be declared accelerated, as long as the Holder’s Meeting resolves to declare the acceleration of the Certificados Bursatiles, in which case the outstanding principal amount, the accrued and outstanding interests with respect to such and all other amounts owned in connection to the Certificados Bursatiles shall be immediately enforceable. In order to reach a resolution over the declaration of acceleration, the assistance and voting quorums in the Holder’s meeting, in a first or following call, shall be those indicated in paragraph e) of the Section “Holder’s Meetings” hereinafter below.

The Common Representative shall notify the Holders, the BMV, Indeval and the CNBV in writing with respect to any Event of Default as soon as it has knowledge of its existence, through the SEDI or any other applicable system, and furthermore, when the Common Representative learns that the Event of Default has been decreed, it shall notify such fact in writing to Indeval.

22.	Increase in the number of Certificados Bursátiles.

The Issuer will be entitled to issue and publicly offer Certificados Bursátiles in addition (the “Additional Certificados Bursátiles”) to those being offered through this Certificate (the “Original Certificados Bursátiles”).  The Additional Certificados Bursátiles (i) shall be considered as part of the Offering of the Original Certificados Bursátiles (and therefore shall have the same code as the Original Certificados Bursátiles), and (ii) shall have the same terms and conditions as the Original Certificados Bursátiles (including, without limitation, its maturity date, interest rate and face value of each Original Certificados Bursátil).  The Additional Certificados Bursátiles shall accrue interest from the beginning of the interest period in effect for the Original Certificados Bursátiles.

By virtue of the acquisition of Original Certificados Bursátiles, it is deemed that the Holders have consented to the offering of Additional Certificados Bursátiles, and therefore the issuance and public offering of the Additional Certificados Bursátiles, shall not require the authorization from Holders of Original Certificados Bursátiles.  The offering of Additional Certificados Bursátiles shall be subject to the following:

(i)
The Issuer may issue and publicly offer Additional Certificados Bursátiles, provided that (a) the ratings of the Additional Certificados Bursátiles are not below the ratings given to the Original Certificados Bursátiles and that the latter do not decrease (whether as the result of increasing the number of Certificados Bursátiles outstanding or for any other reason), and (b) the Issuer is in compliance with its obligations under the Original Certificados Bursátiles.

(ii)
The maximum amount of Additional Certificados Bursátiles that the Issuer may issue and publicly offer, added to the amount of the outstanding Issuances under the Program (including the issuance of the Original Certificados Bursátiles), may not exceed the Total Authorized Amount under the Program.

(iii)
On the issue date, the Additional Certificados Bursátiles, the Issuer shall exchange the Certificate representing the Original Certificados Bursátiles (deposited with Indeval) for a new certificate representing the Original Certificados Bursátiles plus the Additional Certificados Bursátiles, and deposit such certificate with Indeval. Such certificate shall include the amendments necessary to reflect the issuance of the Additional Certificados Bursátiles, including, (a) the issue amount (represented by the issue amount of the Original Certificados Bursátiles plus the issue amount of the Additional Certificados Bursátiles), (b) the total amount of Certificados Bursátiles represented by the certificate (that shall be equal to the amount of Original Certificados Bursátiles plus the amount of Additional Certificados Bursátiles), (c) the issue date of the Original Certificados Bursátiles and the issue date of the Additional Certificados Bursátiles, (d) the effectiveness period of the Original Certificados Bursátiles and the Additional Certificados Bursátiles, the effectiveness period of the Additional Certificados Bursátiles shall be the period between the issue date of the Additional Certificados Bursátiles and the Maturity Date of the Original Certificados Bursátiles, because the maturity date of such certificate shall be the same Maturity Date for the Original Certificados Bursátiles.

10

Translation into English from Spanish version

(iv)
The issue date for the Additional Certificados Bursátiles may or may not be the same date of the beginning of the Interest Periods for the Original Certificados Bursátiles, pursuant to this Certificate.  The price for the Additional Certificados Bursátiles shall reflect the interest accrued from the beginning of the interest period in effect for the Original Certificados Bursátiles, provided that the Original Certificados Bursátiles shall continue accruing interest in the interest period when they are outstanding on the date of issuance of the Additional Certificados Bursátiles and the Additional Certificados Bursátiles shall accrue interest from the beginning of the interest period in effect for the Original Certificados Bursátiles.

(v)	The issuance of the Additional Certificados Bursátiles nor the increase in the outstanding amount of the Original Certificados Bursátiles derived therefrom shall not constitute a novation.

(vi)	The Issuer may make several offerings of Additional Certificados Bursátiles, provided that the Total Authorized Amount under the Program is not exceeded.

(vii)	The Additional Certificados Bursátiles may be offered at a price different from their face value, depending on market conditions.

23.	Common Representative

Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero, as Common Representative, perform all necessary actions to safeguard the rights of the Holders pursuant to the provisions set forth in (i) this Certificate, (ii) articles 5, 68, 69 and other applicable provisions of the LMV regarding common representation, as applicable, (iii) the General Law of Negotiable Instruments and Credit Transactions (“LGTOC”), particularly when referring to obligations and authorities of the Common Representative, as well as its designation, revocation or resignation.

Upon acceptance of the position, the Common Representative shall have the obligation to exercise the shares and rights which correspond to the Holders of the Certificados Bursatiles for the payment of principal and interests owed by the Issuer.

For anything not expressly provided for in this Certificate, the LMV and the LGTOC, the Common Representative shall act pursuant to the instructions of the majority of the Holders, calculated pursuant to the section “Holder’s Meetings” (the “Majority of Certificados Bursatiles”), in order to carry out any action regarding the Certificados Bursatiles unless otherwise indicated in this Certificate.

The Common Representative shall have, among others, the following rights, obligations and authorities:

(i)	Execute the certificated representing the Certificados Bursatiles, having verified that they comply with all the applicable legal provisions;

(ii)
Supervise the use of proceeds from the Issuance of Certificados Bursatiles, as authorized by the CNBV, as well as the compliance with affirmative covenants, negative covenants and covenants to provide of the Issuer pursuant to the corresponding Certificate;

(iii)
Call and preside over general Holder’s meetings when required by law, when deemed necessary or convenient and when required pursuant to the Certificate evidencing each Issuance, and execute its decisions, including without limitation, in case of occurrence of an Event of Default;

(iv)	Execute, on behalf of the Holders and with prior approval from the Holder’s meetings, the documents or agreements which must be executed with the Issuer;

(v)	Perform all necessary actions to safeguard the rights of the Holders of the Certificados Bursatiles;

(vi)	Calculate and publish changes in the yield to maturity of the Certificados Bursatiles, as applicable;

(vii)	Calculate and publish the notices of payments of principal, interests and other accessories with respect to the Certificados Bursatiles, giving written notice of such calculation to the Indeval;

(viii)	Act before the Issuer as underwriter with respect to the Holders of Certificados Bursatiles for the payment of the corresponding principal and interests;

(ix)
Attend the general Holder’s meetings of the Issuer and obtain from its administrators, managers and officers, all the information and data necessary in order to exercise its authorities, including those related to the financial situation of the Issuer.

(x)	Follow-up on the certifications of the Issuer with respect to affirmative covenants, negative covenants and covenants to provide of the Issuer, regarding the Certificate of the relevant Issuance;

(xi)
Notify the Holders, the BMV, Indeval and the CNBV with respect to any Event of Default as soon as it learns of its existence, as well as when such event is decreed, through EMISNET or any other applicable system.

11

Translation into English from Spanish version

(xii)
To act promptly before events which may affect the Holders, as well as to render accounts of its administration, when requested or upon conclusion of its position, pursuant to the provisions in the second paragraph of article 68 of the Circular Unica;

(xiii)	Exercise all the authorities, duties and obligations pursuant to the LMV, the LGTOC and applicable provisions issued by the CNBV and to the common banking practices; and

(xiv)	In general, carry out all the actions necessary to safeguard the rights of the Holders.

Any and all actions carried out by the Common Representative, on behalf of the Holders, pursuant to the terms of this Certificate or of the applicable legislation, shall be mandatory for and shall be deemed as accepted by the Holders.

The Common Representative may be removed by resolution of a Holder’s meeting, provided that such removal will be effective only as of the date ofdesignation of a substitute Common Representative and once the latter has accepted its appointment and has occupied such position.

The Common Representative shall conclude its duties on the date in which all the Certificados Bursatiles are paid in full (including, for these effects, the accrued and outstanding interests and other payable amounts).

The Common Representative shall at no time be obligated to personally incur in any expenses or amounts in order to carry out the actions and duties that it may or should carry out.

24.	Holder’s Meetings

The general Holder’s meeting shall represent the Holders and their decisions shall be taken in terms of this Certificate, the LMV and, in additionally and/or as applicable, the LGTOC, and shall be valid with respect to all Holders, even those which are absent and dissident. Consequently, any action of the Issuer which, in terms of this Certificate, is subject to the Holder’s approval shall be submitted to the corresponding general Holder’s meeting.

The rules to conduct a Holder’s meeting and other characteristics are described hereinbelow. Furthermore, the other rules contained in articles  218 to 221 of the LGTOC, shall apply regarding calls, meeting organization and validity of the resolutions adopted therein, as applicable in the terms set forth in article 68 of the LMV.

a)The general Holder’s meeting shall be held when convened by the Common Representative or by request of the Holders or the Issuer, as indicated hereinbelow, provided that when an Event of Default occurs, the Common Representative shall be obligated to issue a call for a meeting to be held within the 15 (fifteen) calendar days following the date of the corresponding Event of Default.

b)The Holders which, individually or jointly, represent 10% (ten percent) of the outstanding Certificados Bursatiles, may request that the Common Representative issue a call for a general Holder’s meeting, specifying in such call the agenda, as well as the place and time in which such meeting shall be held. Likewise, the Issuer shall have the right to request that the Common Representative issue a call for a general Holder’s meeting. The Common Representative shall issue the corresponding call within 15 (fifteen) calendar days as of the date of receipt of the request. If the Common Representative fails to comply with this obligation, a trial judge of the domicile of the Issuer, at the request of the corresponding Holders or the Issuer, as applicable, shall issue the call for the meeting to be held.

c)The call for Holder’s meetings shall be published at least once, in any newspaper of national circulation, at least 10 (ten) calendar days prior to the date in which the meeting shall be held. The call shall include the meeting’s agenda.

d)In order for the Holder’s meeting held to evaluate matters other than those set forth in paragraph e) hereinbelow to be considered as legally convened, by virtue of a first call, at least the Holders which, individually or jointly, represent fifty percent plus one of the outstanding Certificados Bursatiles and the decisions taken therein shall be valid when approved by the majority of the Holders present at the meeting, considering that each Holder shall have one vote per each Certificado Bursatil held by it.

e)The presence of Holders which, jointly or individually, represent at least 75% (seventy five percent) of the outstanding Certificados Bursatiles shall be required at the Holder’s meeting, and the decisions therein shall be approved through the majority of votes of the Holder’s present at such meeting, considering that each Holder shall have one vote per each Certificado Bursatil held by it, in the following circumstances:

1.	When discussing the revocation of the Common Representative’s appointment and/or appointment of a new common representative;

2.	When consenting or authorizing the Issuer or its subsidiaries to default on their significant obligations under the Certificados Bursatiles; or

3.
When carrying out any amendment to the terms or conditions of the Certificados Bursatiles or granting extensions or stand still agreements to the Issuer with respect to the payment of principal and interests pursuant to the Certificados Bursatiles; or

4.
When declaring the acceleration of the Certificados Bursatiles as a result of any of the Events of Default referred to in paragraphs 2, 3, 4(a), 4(b), 5, 7 or 9 of Section “Events of Default” of this Certificate..

f)If the Holder’s meeting is called by virtue of a second or subsequent call to discuss any of the issues set forth in paragraph e) above, the representation of the Holders which, individually or jointly, represent fifty percent plus one of the outstanding Certificados Bursatiles shall be required, and the decisions taken by the latter shall be valid when taken by the majority of the votes of the Holders present at such meeting, considering that each Holder shall have one vote per each Certificado Bursatil held by it.

12

Translation into English from Spanish version

g)In order to attend the Holder’s meetings, the Holders shall deposit the deposit certification issued by Indeval and the listing that for such effects is issued by the corresponding financial institution or clearing house and that serves as a complement, if applicable, with respect to the Certificados Bursatiles of which they are owners, in the place designated in the call for the Holder’s meeting, at least on the Business Day prior to the date on which the Holders may be represented in the meeting by an attorney-in-fact, authorized through a power of attorney duly formalized or proxy executed before two witnesses.

h)The Holders of Certificados Bursatiles which the Issuer or any related party to the Issuer acquired, directly or indirectly, in the market, may in no case be represented at the Holder’s meetings.

i)Minutes of each of the Holder’s meetings shall be prepared, which will be signed by whoever acted as president and secretary. The attendance list, signed by the attendants and by the examiner. The minutes as well as the certificates and other data and documents referring to the participations in the Holders meetings or if the Common Representative, shall be held by the latter and may be, at all times, reviewed by the Holders. The Holders shall have the right, at their own expense, to have the Common Representative issue certified copies of such instruments.

j)In order to calculate the assistance quorum at the Holder’s meeting, the base shall be the number of outstanding Certificados Bursatiles. The Holder’s meeting shall be presided over by the Common Representative and, each of the Holders shall have as many votes as may correspond to them in virtue of the Certificados Bursatiles held by them, considering one vote per outstanding Certificado Bursatil.

Notwithstanding the provisions set forth in this section, the resolutions taken outside of a Holder’s meeting, by unanimity of the Holders which, jointly or individually, represent the entirety of the Certificados Bursatiles with voting rights shall have, for all applicable legal purposes, the same validity as if they had been adopted in a convened meeting, as long as they are confirmed in writing.

The Holder’s meetings shall be held in the corporate domicile of the Common Representative, upon failure or impossibility to do so, in the place set forth in the corresponding call.

The content of this Certificate shall not limit or affect the rights of the Holders, if applicable, pursuant to article 223 of the Mexican Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito).

25.	Supplementary Laws

Article 68 of the LMV provides the following:

“Articles 81, 109 to 116, 130, 151 to 162, 164, 166 to 169, 174, second paragraph, 216, 217, paragraphs VIII and X to XII, 218 to 221 y 223 to 227 of the General Law of Negotiable Instruments and Credit Transactions shall apply, as applicable, to the certificados bursátiles and options.  The call for a meeting may be published in any newspaper of national circulation.
…”

26.	Applicable Law and Jurisdiction.

This Certificate shall be governed and construed pursuant to the laws of Mexico.  The Issuer, the Common Representative and, by virtue of the acquisition of the Certificados Bursátiles, the Holders, hereby submit to the jurisdiction of the federal courts in Mexico City, Federal District, in any dispute related to this Certificate or any ancillary documents, except for those executed prior to the issuance of the Certificate where submission to a different jurisdiction was agreed to, waving their right to any other jurisdiction that may correspond to them based on their present or future domiciles or by any other reason.  Likewise, the Holders agree that any judicial action related to the resolutions adopted by the Holders’ meeting or the validity thereof may only be initiated before said courts.

This Certificate is being issued in Mexico City, Federal District, on July 15, 2011.

13

Translation into English from Spanish version

Issuer

Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.,

[Illegible signature]

José Luis Guerrero Cortés
Attorney-in-fact

[blank space intentionally left blank / signatures page follows]

14

Translation into English from Spanish version

Accepting its appointment as Common Representative

Monex Casa de Bolsa, S.A. de C.V.,
Monex Grupo Financiero

[Illegible signature]

Héctor Eduardo Vázquez Abén
Attorney-in-fact

15

Translation into English from Spanish version

Exhibit 2. Ratings

Translation into English from Spanish version

[STANDARD AND POOR’S LOGO AND LETTERHEAD]

Mexico City, July 6, 2011

GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. DE C.V.
International Airport of Monterrey
Carretera Miguel Aleman, Km 24 s/n
Apodaca, N.L.
Mexico 66600

Dear Sirs,

Pursuant to your request for the rating of the first issuance of Long-Term Certificados Bursatiles for up to the amount of $1,500,000,000.00 (one billion five hundred million Pesos 00/100 legal currency in Mexico) or its equivalent in investment units, with an effectiveness of up to five (5) years as of the date of authorization by the Mexican Banking and Securities Commission, proceeds which will be used for the refinancing of existing liabilities; and which are under the Certificados Bursatiles Program for an amount up to $3’000,000,000.00 (three million Pesos 00/100 legal currency in Mexico) or its equivalent in investment units, on a revolving basis, which they intend to register with the National Securities Registry (Registro Nacional de Valores) to be subject to public offer and underwriting in the Securities Market, and in compliance with the General Provisions applicable to Securities Issuers and other Securities Market Participants, we hereby inform you of the following:

GRUPO AEROPUERTUARIO DEL CENTRO NORTE, S.A.B. DE C.V. is a Mexican company legally incorporated on May 28, 1998, under the name “Grupo Aeroportuario del Centro Norte, S.A. de C.V.”, evidenced by public deed number forty four thousand three hundred and fifty six, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number25 for the Federal District, and registered with the Public Registry of Commerce, under commercial file number no. 238749 on June 24, 1998. By virtue of a General Ordinary and Extraordinary Shareholders’ Meeting held on October 2, 2006, it was resolved to adopt the regime of “Sociedad Anonima Bursatil de Capital Variable”, changing its corporate name to the current one.

Of the analysis performed of the information received for such purpose, it is concluded that the rating for such issuance is ‘mxAA+’. The perspective is stable. This rating means that they have a strong repayment capacity, of both interests and principal and is only slightly below the highest rating category. The rating given does not constitute an investment recommendation, and may be subject to updated at any time, pursuant to the methodologies of the securities rating agency. The reasoning behind the rating of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. is attached.

Sincerely,

STANDARD & POOR’S, S.A. DE C.V.

[ILLEGIBLE SIGNATURES]

Patricia Calvo Jose Cobellasi

Translation into English from Spanish version

[LETTERHEAD OF STANDARD & POOR’S]

July 6, 2011
Reasoning behind the rating

Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (OMA)

Analytical contacts:
Veronica Yanez, Mexico, (52)55-5081-4485, veronica_yanez@standardandpoors.com
Fabiola Ortiz, Mexico, (52)55-5081-4449, fabiola_ortiz@standardandpoors.com

Credit risk and debt Rating:
National Level (CaVal)                                                                mxAA+/Stable/--
Certificados Bursatiles                                                              mxAA+/Stable/--

Reasoning
The ratings of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (OMA) are supported by its business profile, which reflects the competitive advantage of its 13 airports, the strategic location of the Monterrey airport as the 4th airport with the most passenger traffic in Mexico, as well as the stability of their operating margins. The ratings are also supported in the moderate financial policy of the company, which is reflected in its low leverage levels. To the contrary, the ratings are limited by the high concentration of Income of OMA in its aeronautical services, as well as the Monterrey International Airport, which represented 51.7% of its consolidated income and 16.2% of its EBITDA at the end of 2010, and the important investment which it is committed to carry out pursuant to its Master Development Plan (PMD).

OMA’s rating is higher than that of its majority shareholder Empresas ICA, S.A.B. de C.V. (ICA, mxBBB+/Stable/--), due to the fact that Aeroports de Paris Management (ADPM; not rated), an affiliate of Aeroports de Paris (ADP; A+/Stable/--), through its participation in the board of directors of Servicios de Tecnologia Aeroportuaria, S.A. de C.V. (SETA), has the right to approve or reject relevant decisions, such as the decree, amount and payment of dividends. SETA holds 100% of the control shares of OMA. The Board of Directors of SETA is made up of five members designated by SETA and two by ADPM.

In order for any relevant resolution to be approved by the Board of Directors, six out of the seven votes are required. In our opinion, this structure limits the financial impact on OMA which may generate as a consequence of possible damage to ICA’s financial profile.

For the last twelve months prior to April 30, 2011, as a consequence of the financial recovery in Mexico, the domestic passenger traffic increased by 2.2% while the international passenger traffic increased by 4.2% with respect to the same period in the previous year. The total Income (not considering Income for construction derived from the implementation of the Interpretation according to Financial Information Norms, INIF17) equaled MXN2,165 million for the last twelve months prior to March 31, 2011, which represented an increase of 12.7% with respect to the same period in the previous year. Such increase is due mainly to the increase in non-aeronautical income resulting from the opening of several commercial lots in Terminal B of the Monterrey Airport and a considerable income in proceeds from the Hotel NH, located in Terminal 2 of the International Airport of Mexico City (AICM), which represented an average occupation rate for the quarter of 80.5%.

Notwithstanding the increase in total income, EBITDA for the last 12 months ended March 31, 2012, decreased slightly (2.8%) with respect to the same period on the prior year as a result of expenses related to the start of operations of terminal B in Monterrey in September 2010.  Although passenger traffic in OMA’s airports continues to be affected by the suspension of operations of Mexicana de Aviación (not rated), we believe that there is growth potential derived from the economic recovery, the growth plans of some low cost airlines and the openning of new routes, that will positively impact both domestic and international traffic.

Translation into English from Spanish version

Going forward, we expect OMA’s aeronautical income to continue benefiting from traffic recovery and the increase in the maximum tariff for the period 2011-2015, showing an increase above 10% for the year end.  Tha maximum tariff is the maximum amount of income per traffic unit that may generate annualy each airpot for the rendering of services subject to the tariff regulation system.  Such tariff is calculated based on the PMD negotiated and income and cost projections based on estimated traffic units.  The maximum tariff will be adjusted each year based on the efficiency factor and the National Consumer Price Index (INPP) exclusing fuel.  On the other hand, we believe that non-aeronautical income will continue to be supported by income derived mainly from the operation of the hotel and commercial services.

Historically, the financial performance of OMA has bee strong as a result of it moderate financial policy that seeks to generate positive operating cash flow, maintaining low levels of leverage.  For the last twelve months ended on March 31, 2011, the rations of total debt to EBITDA, the interest coverage to EBITDa and the operating cash flow (FFO) to total debt were 1.2 times(x), 10.6x and 79.5x, respectrively, which compare favorably with other airports rated.

Standard & Poor’s expects OMA to record an EBITDA margin, a total debt to EBITDA ratio and FFO to total debt of 50%, 1.4x and 62.6%, respectively, at the end of 2011 and 51.1%, 1.2x and 77% in 2012, for each ratio, as a result of the increase of its debt to finance its capital expenditures, which add up to approximately MXN1,000 million for 2011 and MXN500 million for 2012.  OMA has an available balance of approximately US$7.6 million with UPS Capital Business Credit (not rated) that will be used in 2011 to finance a portion of its capital expenditures.  Additionally, the company has uncommited credit lines approved that would be used for investments in equipment or to finance working capital.

OMA operates and manages 13 airports in the central northern region of Mexico through 50-year concessions from the Mexican government.  The airports provide services in the metroplotian area of Monterrey, to three turist destinies (Acapulco, Mazatlán and Zihuatanejo), two border cities (Ciudad Juárez and Reynosa), and seven regional centers (Chihuahua, Culiacán, Durango, San Luis Potosí, Tampico, Torreón and Zacatecas).  All of them benefit from being a monopoly in its corresponding markets and are considered as international airportors in accordance with Mexican law, which means that they are equiped to receive international flights, have customs offices, fuel recharge stations and immigration stattions operated by the Mexican government.  Also, it manages Hotel NH within Terminal 2 of the AICM.  OMA has ICA and ADPM as strategic partners.

Liquidity
We believe that OMA’s liquidity is adequate.  As of March 31, 2011, the company reported cash for MXN273.0 million and short-term debt for MXN158 million.  Additionally, we believe that OMA will present a free operating cash flow of approximately MXN190 million for 2011, which in addition to its cash, will be sufficient to cover its financial commitments and pay an estimated MXN400 million in dividends for this year.

OMA plans to refinance existing liabilities of its subsidiaries with the offering of certificados bursátiles for up to MXN1,500 million with maturity on 2016, which shall benefit its profile of debt maturities.  As of March 31, 2011, OMA had ample flexibility with respect to its financial covenants.  The offering of certificados bursátiles includes a covenant that limits the subsidiaries to incur any additional indebtedness.

Perspective
The perspective reflects our expectation that OMA will continue presenting a solid financial performance with low levels of leverage, derived from the recovery in air traffic, as well as its satisfactory business profile.  There exists a limited potential to increase the ratings given the high concentration of income, which we do not expect will decrease in the medium term.  In contrast, the ratings could decrease if before an unfavorable economic environment OMA’s income are reduced more than 20% and, as a consequence, its EBITDA decreases in more than 10% affecting its levels of leverage above 2.0x.

Translation into English from Spanish version

Related Criteria and Analysis
●	Principles of Credit Ratings. April 4, 2011.
●	Criteria: Corporate Ratings. September 2, 2010.
●	Methodology and Assumptions: Standard & Poor’s standardizes liquidity descriptors for corporate issuers. December 7, 2010

Published by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. Executive offices: 1221 Avenue of the Americas, New York, NY 10020. Editorial offices: 55 Water Street, New York, NY 10041. Subscriber services: (1) 212-438-7280. Copyright 2007 by The McGraw-Hill Companies, Inc.

Reproduction in whole or in part prohibited except by permission. All rights reserved. Information has been obtained by Standard & Poor’s from sources believed to be reliable. However, because of the possibility of human or mechanical error by our sources, Standard & Poor’s does not guarantee the accuracy, adequacy, or completeness of any information and is not responsible for any errors or omissions or the result obtained from the use of such information.

Analytic services provided by Standard & Poor’s Ratings Services (“Ratings Services”) are the result of separate activities designed to preserve the independence and objectivity of ratings opinions. The credit ratings of Ratings Services are solely statements of opinion and not statements of fact or recommendations to purchase, hold, or sell any securities or make any other investment decisions. Ratings are based on information received by Ratings Services. Other divisions of Standard & Poor’s may have information that is not available to Ratings Services. Standard & Poor’s has established policies and procedures to maintain the confidentiality of non-public information received during the ratings process.

Ratings Services receives compensation for its ratings. Such compensation is normally paid either by the issuers of such securities or third parties participating in marketing the securities. While Standard & Poor’s reserves the right to disseminate the rating, it receives no payment for doing so, except for subscriptions to its publications. Additional information about our ratings fees is available at www.standardandpoors.com/usratingsfees..

Translation into English from Spanish version

[FITCH RATINGS LETTERHEAD]

Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.
Carretera Miguel Alemán, Km. 24 s/n
Apodaca N.L., México. C.P. 66600

Attention: José Luis Guerrero Cortés.

As per your request and pursuant to the provisions of the Mexican Securities Market Law, we have proceeded to determine the corresponding Rating to the first issuance of Certificados Bursátiles, for an amount of up to $1,500,000,000.00 (one billion five hundred million Pesos 00/100 Mexican currency) for a period of up to 5 years, floating rate, Mexican currency, of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., to be carried out pursuant to the Certificados Bursátiles Program, on a revolving basis, as may be authorized by the Mexican Banking and Securities Commission (CNBV), for an aggregate amount of up to $3,000,000,000.00 (three billion Pesos 00/100 Mexican currency) or its equivalent in UDIS, for a period of 4 years (48 months) as of the date of the Official Authorization.

Based on our analysis, we conclude that the corresponding rating is:

AA+(mex) (Double A plus):  Very high credit quality. Considers a very solid credit quality for the timely fulfillment of its financial commitments compared to other Mexican companies. Its credit risk differs slightly from credit risk of highly rated Mexican companies.

Background:
The name of the company is Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.  The company was incorporated under the name Grupo Aeroportuario del Centro Norte, S.A. de C.V., evidenced by public deed number 44,355, dated May 28, 1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 for the Federal District, and registered with the Public Registry of Property and Commerce, under commercial file number no. 238,749 on June 25, 1998. By virtue of the General Ordinary and Extraordinary Shareholders’ Meeting held on October 2, 2006, it was resolved to change the name of  Grupo Aeroportuario del Centro Norte, S.A. de C.V. to its current name, Grupo Aeroportuario del Centro Norte, S.A.B. de C.V., which was recorded on October 27, 2006 by Mr. Luis de Angoitia Becerra Notary Public number 109 for the Federal District  registered with the Public Registry of Property and Commerce, under commercial file number no. 238749 December 12, 2006.

Reasoning:

See Exhibit 1.

General:
For purposes of following up with this rating, the company shall provide us quarterly and annualy, the relevant financial information (Balance Sheet, Income Statement and Cash Flow Statement, with its corresponding subaccounts), in the same terms and periods established by the Mexican National Banking and Securities Commission, as well as any additional information that we may deem relevant for our study, reserving the right to change the assigned rating, for a different rating, as the case may be, reflecting the default by the issuer.

During the effectivenss of the offierng, the rating may be modified at the discretion of Fitch México, S.A. de C.V.

Translation into English from Spanish version

In all publications and communications of public offering that may be made with respect to the offering, the currernt assigned rating and the name of the Rating Agency shall be mentioned.

Our rating constitutes and opinion regarding the credit quality of this offering.  The rating granted does not constitute an investment recommendation and may be subject to updates at any moment, in accordance with the methodologies of this rating agency.  Likewise, the information and numbers used to determine this rating are in no way audited by Fitch México, S.A. de C.V. and therefore its acuracy and authenticity are the responsibility of the issuer and/or the source that provides it.

S i n c e r e l y

[Illegible signature]	[Illegible signature]

Arturo Moreno Arnáiz	Sergio Rodríguez Garza
Senior Director	Senior Director

cc.  Mexican Banking and Securities Commission
Mr. Rafael Colado Ibarreche
Deputy Chief Executive Officer of the
General Management of Market Supervision

Translation into English from Spanish version

Exhibit I

Reasoning

The rating of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (OMA) is supported by the good market positioning of the company by having 13 airports in the central northern part of Mexico, including the fourth most important airport in Mexico in terms of passengers (the Monterrey Airport), as well as with 10 of the 25 main routes in the country, including the second most important (MTY-MEX).  It also considers an increase in income diversification, positive operating and financial performance in adverse situations of the aeronautic industry, such as the ceasing of operations of airlines and a solid capital structure with low levels of leverage. In addition, the rating includes the operating and financial concentration in one airport, dependency on 3 Mexican airlines, historic negative flow of free funds and uncontrollable risk factors by the company that may diminish the passenger’s traffic.

The rating assumes that OMA’s capital structure will not be influenced by its controlling shareholders and considers OMA’s credit quality independently of theirs, due to the rights they share in Aeroinvest, S.A. de C.V. (Aeroinvest) and Aéroports de Paris Management (ADPM) in the Series BB controlling shares, which include, among others, ADPM’s right to appoint 2 members of the Board of Directors of Servicios de Tecnología Aeroportuaria, S.A. de C.V. (SETA) and Aeroinvest has the right to appoint 5 members, that all actions, resolutions, agreement, decisions, contracts and recommendations that SETA may take or give in connection with OMA’s corporate governance, operation and administration, or any of its subsidiaries, requires the affirmative vote of at least 6 Board members. Such resolutions include, among others, the premature liquidation or dissolution of OMA, an increase or decrease in OMA’s corporate capital and that of its subsidiaries, the declaration and payment of dividends, etc.  Also, OMA is being considered independently since it may not grant loans or guarantee debt of its shareholders.

OMA is controlled by SETA, which has Series BB shares.  Empresas ICA, S.A.B. de C.V., through Aeroinvest, owns 74.5% of the shares in SETA and ADPM owns the remainder.  ADPM is the technical partner and there is a Technical Assistance agreement between SETA and OMA.  In addition, Aeroinvest owns 41.9% of Series B shares, therefore having a direct and indirect participation of 54.4% of OMA’s corporate capital.  In connection with Series BB shares, there is an option to disappear and convert into Series B shares, in the event that ADPM ceases to have an equity participation in SETA, situation that Fitch does not anticipate to happen in the near future.

The company has presented a major income diversification by incrementing in a relevant way the non-aeronautic income in the past two years, from 19.5% to 25.7% of its total income.  Such increase is principally due to investments in Hotel NH in Terminal 2 of the Mexico City International Airport, which has had a good performance in terms of occupation, income and EBITDA from the begninngin of its operations.  OMA intends to continue increase itrs non-aeronautic income developing a higher number of stores, restaurants, etc. in commercial areas at their airports, as well as on the commercial and real estate development on land owned by the company, which are located in airpot surroundings.  Fitch estimates that non-aeronautic income of the company will represent a third of the total income, a similar level to other airport groups.

Translation into English from Spanish version

OMA has a passenger, income and EBITDA concentration in its 5 main airports, which jointly represente as of the end of 2010, 76% of total passengers, 71% of total income and 78% of total EBITDA before considering payments for services to the holding company.  The most important airport of the company is the Monterrey International Airport which represented in 2010, 47% of total passengers, 44% of total income and 47% of total EBITDA before considering payments for services to OMA.  Compared to other airport groups, OMA maintanis less concentration in its most important airport.  On the other hand, the company presents a concentration in 3 Mexica airlines which jointly represented at the end of the first quarted of 2011, 69.4% of total passengers.

Historically, the operating and financial results of the company have presented less seasonality that the one observed in other airport groups, behaviour associated with the majority of airportes being regional and only 3 touristic which represent high seasonality.  As a result of the foregoing, OMA’s operating and financial performance has been positive including important increases in the prices of fuel, economic and financial crisis, exit of several low cost airlines from the market, in addition to Aviacsa and Mexicana. At the end of 2010 and the first quartes 2011, the company presented and important increase in its income due to the beginnign of operations of Terminal B in the Monterrey International Airport, as well as due to results from Hotel NH.  During this same period, the EBITDA presented decreases due to non-recurring expenses due to the exit of airlines from the market, greated expenses related to studies of new master development plans, increase in salaries and the recording of maintenance costs in airports due to the adoption of International Financial Reporting Standards.  Fitch considers that the company will presente increases in aeronautic income and non-aeronautic income, recovery in the operating generation at the end of 2011 by not registering non-recurring expenses due to the stop of operations of airlines and will increase the diversification of income.

OMA is facing uncontrollable risk factors that may decrease the passenger traffic and, therefore, the operating generation due to the high percentage of fixed costs.  The risk factors faced by OMA, among others, are natural disasters, economic recession, stop of operations of airlines, increased in fuel prices, terrorits attacks, competition in other turist destinies and lack of safety.

The company maintains a solid capital structure with low levels of leverage.  In years prior to 2008, OMA dealt with high leves of cash due to the high cash flow generation; and all of its working capital requirements, investment in assets and dividend payments were covered with its own cash flow.  As of 2008, the company has presented a negative generation of free cash flow as a result of important investments such as Terminal B of the Monterrey International Airport, Hotel NH in Terminal 2 of the Mexico City International Airport, land acquisitions in the Culiacán airport for the fulfillment of security regulations, and the Monterrey airport to increase the capacity required in the future; and dividend payments.  As a result of the foregoing, OMA has increased constantly during the last 3 years its leverage level, being so that at the end of 2008, 2009 and 2010, the ratio of Total Debt to EBITDA was 0.1 times (x), 0.7x and 1.2x, levels that we still consider moderate.  The rating granted considers a constant stability in the current level of debt and a leverage level of Net Debt to EBITDA of 1.0x, as well as an estability in the payment of dividends complying with its current policy. Fitch considers that the company will improve its capital structure by refinancing its current debt with better conditions and estimates a ratio of Total Debt to EBITDA of 1.4x at the end of 2011.